                          PRODUCT DEVELOPMENT, LICENSE


                           AND COPROMOTION AGREEMENT



                                    BETWEEN


                             SMITHKLINE BEECHAM PLC


                                      AND


                        TEXAS BIOTECHNOLOGY CORPORATION

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.01    ADMINISTRATIVE EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.02    ADVERSE EXPERIENCE(S)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.03    AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.04    AGGREGATE PROJECTED DETAILS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.05    AMI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.06    AMI BASELINE SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.07    ANNUAL TACTICAL PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.08    COPROMOTION EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.09    COROMED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.10    COST OF GOODS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.11    DETAIL(S)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.12    EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.13    FDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.14    FIELD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.15    GENENTECH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.16    HIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.17    HITTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.18    JOINT DEVELOPMENT COMMITTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.19    JOINT MARKETING TEAM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.20    KNOW HOW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.21    MITSUBISHI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.22    NDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.24    NET SALES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.25    OTHER INDICATION BASELINE SALES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.26    PATENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.27    PRODUCT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.28    PSB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.29    PRODUCT STRATEGY PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.30    SB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.31    SYNTHELABO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.32    TARGET AUDIENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.33    TBC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.34    TBC TRADEMARK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.35    TBC TRADEMARK ALTERNATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.36    TERRITORY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.37    THIRD PARTY(IES) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.38    THIRD PARTY ROYALTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.39    U.S.A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


         1.40     WORKING CAPITAL DEDUCTION  . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.41    YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

2.       GRANT AND RIGHTS TO FUTURE LICENSE RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

3.       DEVELOPMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

4.       PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

5.       COMPULSORY LICENSE OR MARKETING RIGHTS AND THIRD PARTY ROYALTIES . . . . . . . . . . . . . . . . . . . . . .  19

6.       COMMERCIALIZATION AND COPROMOTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

7.       PRODUCT SUPPLY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

8.       EXCHANGE OF INFORMATION AND CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

9.       PATENT PROSECUTION AND LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

10.      TRADEMARKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

11.      STATEMENTS AND REMITTANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

12.      TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

13.      RIGHTS AND DUTIES UPON TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

14.      WARRANTIES, REPRESENTATIONS, AND INDEMNIFICATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

15.      FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

16.      GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

17.      WAIVER OF BREACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

18.      SEPARABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

19.      ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

20.      NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

21.      ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47


22.      RECORDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

23.      NO PARTNERSHIP OR JOINT VENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

24.      EXECUTION IN COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

25.      DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

APPENDIX A
         PATENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

APPENDIX B
         PRODUCT STRATEGY PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

APPENDIX C
         ANNUAL TACTICAL PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57



                         PRODUCT DEVELOPMENT, LICENSE,
                           AND COPROMOTION AGREEMENT


         THIS PRODUCT DEVELOPMENT, LICENSE, AND COPROMOTION AGREEMENT (hereinafter "AGREEMENT"), made as of the 5th day of August, 1997, between Texas Biotechnology Corporation, a company organized under the laws of the state of Delaware and having a place of business at 7000 Fannin, Houston, Texas 77030, U.S.A. and SmithKline Beecham plc, a company organized under English law and having its registered office at New Horizons Court, Brentford, Middlesex TW8 9EP, England,

                        W I T N E S S E T H    T H A T:

         WHEREAS, TBC, as defined below, is the owner of all right, title and interest in certain patents, identified in Appendix A hereto, and know-how, or otherwise has the right to grant certain licenses or sublicenses thereunder, relating to a composition of matter known as argatroban; and

         WHEREAS, SB, as defined below, desires to obtain certain licenses and sublicensees in certain countries of the world from TBC under the aforesaid patents and know-how, and TBC is willing to grant to SB such licenses and sublicenses;

         NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, and otherwise to be bound by proper and reasonable conduct, the parties agree as follows:

1.       DEFINITIONS

         1.1 "ADMINISTRATIVE EXPENSES" shall mean those direct and/or allocated administrative expenses which are incurred by SB and which are allocated to PRODUCT for the particular indication in the FIELD [*] which in the aggregate, under normal circumstances, [*]

         1.2 "ADVERSE EXPERIENCE(S)" shall mean any noxious, pathological or unintended change in anatomical, physiological or metabolic function as indicated by physical signs, symptoms and/or laboratory changes occurring in clinical trials, post-marketing surveillance, or clinical practice during use of PRODUCT, or published in the medical literature, whether or not considered causally related to the PRODUCT. This includes an exacerbation of a pre-existing condition, intercurrent illness, drug interaction, significant worsening of a disease under investigation or treatment, and significant failure of expected pharmacological or biological action.





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         1.3 "AFFILIATES" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to the extent of at least fifty percent (50%) of the equity (or, in the case of SB, such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party.

         1.4 "AGGREGATE PROJECTED DETAILS" shall mean the aggregate number of DETAILS to be performed by SB sales representatives and TBC sales representatives in the TERRITORY as determined by the JOINT MARKETING TEAM in accordance with Paragraph 6.06.

         1.5 "AMI" shall mean anti-coagulation therapy in acute myocardial infarction.

         1.6 "AMI BASELINE SALES" for each YEAR shall mean, the U.S. dollar figure equal to the NET SALES of PRODUCT in the TERRITORY attributable exclusively to AMI which [*] as such figure is determined by the JOINT MARKETING TEAM in accordance with Paragraph 6.06(e).

         1.7 "ANNUAL TACTICAL PLAN" shall mean the annual plan to be developed for each country of the TERRITORY related to the tactics for the promotion and sale of PRODUCT in such county, which plan shall be consistent with the PRODUCT STRATEGY PLAN.

         1.8 "COPROMOTION EXPENSES" shall mean those direct and/or allocated expenses which are allocated to PRODUCT for the particular indication in the FIELD that the parties are copromoting, which expenses are approved by the JOINT MARKETING TEAM in accordance with Paragraph 6.06, and which expenses are related to:

                 (a)      [*]

                 (b)      [*]

                 (c)      [*] and

                 (d)      [*]

         In no event shall any [*] be included in COPROMOTION EXPENSES.





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         1.9 "COROMED" shall mean Coromed, Inc., a company organized under the laws of the State of Delaware, having its principal place of business at Renssalear Technology Park, 185 Jordan Road, Troy, New York 12180-7615.

         1.10 "COST OF GOODS" shall mean [*] as well as [*] COST OF GOODS shall be calculated in accordance with U. S. Generally Accepted Accounting Procedures (GAAP).

         1.11 "DETAIL(S)" shall mean a face-to-face meeting, in an individual or group practice setting, between a health care professional with prescribing authority and a professional representative of the applicable party during which a Major Presentation of PRODUCT is made to such health care professional. When used as a verb, "DETAIL" shall mean to engage in a DETAIL. The term "Major Presentation" as used in this Paragraph shall mean a full PRODUCT presentation during which key PRODUCT attributes are verbally presented, provided, however, that no more than two such presentations in any DETAIL shall be considered a Major Presentation, which shall be the two presentations on which the most time is spent during the DETAIL.

         1.12 "EFFECTIVE DATE" shall mean the date upon which this AGREEMENT is effective and shall be the date of this AGREEMENT first written above.

         1.13 "FDA" shall mean the United States Food and Drug Administration and any successor agency thereto.

         1.14 "FIELD" shall mean any use of PRODUCT, other than the use of PRODUCT for the coating of stents, related to the therapeutic, palliative, or prophylactic treatment of any human condition for any cardiovascular, renal, neurological, or immunological purpose, [*] Any indication which [*]

         1.15 "GENENTECH" shall mean Genentech, Inc., a Delaware corporation having a principal place of business at 460 Point San Bruno Blvd., South San Francisco, California 94080.

         1.16 "HIT" shall mean anti-coagulant therapy in heparin-induced or heparin-associated thrombocytopenia.

         1.17 "HITTS" shall mean anti-coagulant therapy in heparin-induced or heparin-associated thrombocytopenia and thrombosis syndrome.

         1.18 "JOINT DEVELOPMENT COMMITTEE" means the group, established and conducted in accordance with the procedures set forth in Article 3.





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         1.19 "JOINT MARKETING TEAM" means the group, established and conducted in accordance with the procedures set forth in Article 6.

         1.20 "KNOW HOW" shall mean all present and future technical information and know-how which is not in the public domain which relates to PRODUCT and shall include, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating to PRODUCT and useful for the development and commercialization of PRODUCT in the FIELD in the TERRITORY.

         1.21 "MITSUBISHI" shall mean Mitsubishi Chemical Corporation, a company organized under the laws of the country of Japan, having a principal place of business at Tennoz Central Tower, 2-24 Higashishinagawa 2-chome, Shinagawa-Ku, Tokyo 140 Japan.

         1.22 "NDA" shall mean a New Drug Application in accordance with the requirements of the FDA.

         1.23 "NET OPERATING PROFIT" shall mean, with respect to a particular indication for PRODUCT which the parties are copromoting in accordance with Article 6, NET SALES attributable to the indication being copromoted minus [*] minus [*] minus [*] minus [*]

         1.24 "NET SALES" shall mean the gross receipts representing sales of PRODUCT under this AGREEMENT by SB, its AFFILIATES or sublicensees ("the Selling Party") to THIRD PARTIES less the following deductions:

                 (i) transportation charges [*] including insurance, for transporting PRODUCT;

                 (ii) sales and excise taxes and duties [*] and any other governmental charges imposed upon the production, importation, use or sale of such PRODUCT;

                 (iii) trade, quantity and cash discounts allowed on PRODUCT;

                 (iv) allowances or credits to customers on account of rejection or return of PRODUCT or on account of retroactive price reductions affecting such PRODUCT; and

                 (v) PRODUCT rebates and PRODUCT charge backs including those granted to managed care entities and pharmaceutical benefit management service entities.

         Any sales between SB, its AFFILIATES and its or their sublicensees shall be excluded from the computation of NET SALES and no royalties will be payable on such sales.





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         Notwithstanding the immediately preceding sentence, any transactions between SB or any of its AFFILIATES or any of its sublicensees on the one hand and PSB (as defined below) on the other hand will be deemed to be transactions with THIRD PARTIES for the purposes of computing NET SALES, provided that the conditions of such sales to PSB, including any and all rebates and discounts allocated to transactions with any such PSB, shall be on an arms length basis and shall be fully deductible for such computation purposes. In the event that any PSB type activity is within SB or within any of its AFFILIATES or sublicensees as only part of its or their total activities rather than in a separate AFFILIATE a notional NET SALES figure will be calculated on an arms length basis to cover such activities. Such notional NET SALES figure shall not be less than the average net sales figure to other like THIRD PARTIES during the same calendar period.

         1.25 "OTHER INDICATION BASELINE SALES" for each YEAR shall mean, the U.S. dollar figure equal to the NET SALES of PRODUCT in the TERRITORY attributable exclusively to an indication other than HIT/HITTS and AMI [*] as such figure is determined by the JOINT MARKETING TEAM in accordance with Paragraph 6.06(f).

         1.26 "PATENTS" shall mean all patents and patent applications in the TERRITORY which are or become owned by TBC, or to which TBC otherwise has, now or in the future, the right to grant licenses and license rights or sublicense and sublicense rights, which generically or specifically cover the PRODUCT sold or a use of PRODUCT in the FIELD. Included within the definition of PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs (i.e., a right based upon a PATENT to exclude others from making, using or selling PRODUCT, such as a Supplementary Protection Certificate). Also included within the definition of PATENTS are any patents or patent applications which generically or specifically claim any improvements on PRODUCT which are developed by TBC, or which TBC otherwise has the right to grant licenses and license rights or sublicense and sublicense rights, now or in the future, during the term of this AGREEMENT. Also included within the definition of PATENTS are (a) all patents and patent applications which are or become owned by TBC, or to which TBC otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim PRODUCT, a process for formulating PRODUCT, an intermediate used in such process or a use of PRODUCT in the FIELD, (b) all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof and all SPCs, and (c) any patents or patent applications which generically or specifically claim any improvements on PRODUCT or intermediates or formulation processes required or useful for production of PRODUCT which are developed by TBC, or which TBC otherwise has the right to grant licenses, now or in the future, during the term of the June 30, 1987 Mitsubishi-Genentech Agreement between Mitsubishi and Genentech, as amended by the parties on June 25, 1992, May 27, 1993, and April 30, 1997. The current list of patent applications and patents encompassed within PATENTS is set forth in Appendix





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

A attached hereto. Appendix A shall be updated by TBC on at least a semi-annual basis during the term of the AGREEMENT.

         1.27 "PRODUCT" shall mean the chemical compound known as argatroban, whose more specific chemical name is (2R,4R)-4-methyl-l-[N2-((RS-3-methyl-1, 2, 3, 4-tetrahydro-8 quinolinesulfonyl)-L-arginyl]-2-pyperidinecarboxylic acid monohydrate, its prodrugs and metabolites, and all esters, salts, hydrates, solvates, polymorphs and isomers thereof, and shall include compositions comprising such compound, prodrug, metabolite, or derivative.

         1.28 "PSB" shall mean any present or future AFFILIATE of SB or its sublicensees which conducts a Pharmaceutical Service Business for or on behalf of THIRD PARTIES, including Pharmaceutical Benefits Management Services (hereinafter "PBM"), wholesaler distribution, pharmacy distribution, managed care services, disease management services, hospital services, or mail order prescription pharmacy services. As of the EFFECTIVE DATE, an AFFILIATE of SB which is included within the definition of PBM is Diversified Pharmaceutical Services, a corporation of the state of Minnesota and having a place of business at 3600 West 80th Street, Seventh Floor, Bloomington, Minnesota 55431-1085.

         1.29 "PRODUCT STRATEGY PLAN" shall mean the plan to be developed to assess the overall strategy required to exploit the commercial opportunity for PRODUCT in the TERRITORY for HIT, HITTS, and any other indication [*]

         1.30 "SB" shall mean SmithKline Beecham plc, a company organized under English law and having its registered office at New Horizons Court, Brentford, Middlesex TW8 9EP, England.

         1.31 "SYNTHELABO" shall mean Synthelabo, a company organized under the laws of the country of France, having a principal place of business at 22, avenue Galilee, 92352 Le Plessis-Robinson Cedex France.

         1.32 "TARGET AUDIENCE" shall mean each physician specialty identified by the JOINT MARKETING TEAM, in accordance with Paragraph 6.06, as being a suitable 'target' for the promotion of PRODUCT for a particular indication of PRODUCT in the FIELD in the TERRITORY which the parties are copromoting. A physician shall be deemed to be a member of a physician specialty if he/she has declared that specialty as his/her primary specialty.

         1.33 "TBC" shall mean Texas Biotechnology Corporation, a company organized under the laws of the state of Delaware and having a principal place of business at 7000 Fannin, Houston, Texas 77030, U.S.A.





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         1.34 "TBC TRADEMARK" shall mean NOVASTAN, a trademark owned by MITSUBISHI and licensed to TBC, with the right to grant sublicenses, in all countries in the TERRITORY.

         1.35 "TBC TRADEMARK ALTERNATE" shall mean a trademark other than the TBC TRADEMARK which is acceptable to SB, and which TBC has developed, applied for or registered, or will apply for or register, at TBC's expense, in those countries in the TERRITORY where the TBC TRADEMARK is not available for use and registration.

         1.36 "TERRITORY" shall mean the means the United States of America, its territories and possessions, including Puerto Rico; and Canada, as well all other countries of the world which, during the term of the AGREEMENT, become part of the TERRITORY.

         1.37    "THIRD PARTY(IES)" shall mean any party other than SB and TBC.

         1.38 "THIRD PARTY ROYALTIES" shall mean [*] as a result of NET SALES, as well as any [*]

         1.39 "U.S.A." shall mean the United States of America, its territories and possessions, such as, but not limited to, Puerto Rico.

         1.40 "WORKING CAPITAL DEDUCTION" shall mean the [*] outstanding at the end of each quarter during each YEAR. The term 'net working capital' shall mean the [*] under this AGREEMENT. The interest charge shall [*]

         1.41 "YEAR" shall mean (a) for the first YEAR, the period following the date of initiation of copromotion of PRODUCT in the FIELD in the TERRITORY by the parties in accordance with Article 6, the period beginning on such date through December 31 of the year of such initiation, and (b) for all YEARS after the first YEAR, each calendar year thereafter unless the AGREEMENT expires or terminates earlier than the end of the calendar year in accordance with the provisions hereof.

2.       GRANT AND RIGHTS TO FUTURE LICENSE RIGHTS

         2.1 TBC hereby grants to SB the exclusive right, with the right to grant sublicenses in accordance with this Paragraph, to the extent of TBC's rights and interests under PATENTS and KNOW-HOW, to make, have made, use, sell, offer for sale and import PRODUCT in the FIELD in the TERRITORY, subject to [*] TBC's right to copromote PRODUCT in the FIELD in the





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

TERRITORY as provided in Article 6, and all the other terms and conditions of this AGREEMENT. SB shall have the unfettered right to grant sublicenses to any AFFILIATE, but [*]

         2.2 In the event that, after the EFFECTIVE DATE, TBC is able to acquire rights to make, have made, use, sell, offer for sale and import PRODUCT outside of the FIELD in the TERRITORY, the scope of the term 'FIELD' outlined in Paragraph 1.13, and thus, the scope of the license outlined in Paragraph 2.01, shall be immediately adjusted to fully embrace such new rights, subject to the parties mutual agreement as to the commercial terms of such license expansion, provided that in the event the parties do not mutually agree on such terms:

                 (a) TBC shall be free to make, have made, use, sell, offer for sale and import PRODUCT [*] but it shall not be permitted to [*] except that TBC shall be permitted to [*] in the TERRITORY, and

                 (b) in the event TBC elects to make, have made, use, sell, offer for sale and import PRODUCT [*] TBC warrants and represents that it will not knowingly engage in any activity regarding [*] including, but not limited to, publication of preclinical or clinical data related to PRODUCT, which is or ought to be recognized by TBC as [*] and TBC further warrants and represents that it will contractually bind any THIRD PARTY with whom it engages in such [*] to the same prohibitions.

         2.3 In the event that, after the EFFECTIVE DATE, TBC is able to acquire rights to make, have made, use, sell, offer for sale and import PRODUCT in the FIELD outside of the TERRITORY, SB shall have the first right to an exclusive license and sublicense under such rights in all countries outside of the TERRITORY in which such rights are acquired upon terms and conditions to be mutually agreed upon by the parties in good faith. TBC shall provide SB with written notification of the availability of such rights. If the parties have not determined such mutually acceptable terms and conditions within [*] after SB's receipt of such notice, [*]

3.       DEVELOPMENT

         3.1 Promptly after the EFFECTIVE DATE, the parties shall form a JOINT DEVELOPMENT COMMITTEE whose mandate shall be to (i) direct the regulatory and scientific development of PRODUCT necessary to receive approval of the PRODUCT in the TERRITORY for HIT/HITTS, and (ii) evaluate the scientific feasibility and direct any subsequent joint development of PRODUCT for additional indications in the FIELD in the TERRITORY such as, but not limited to, AMI.





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         3.2 Within thirty (30) days following the EFFECTIVE DATE, the parties shall each nominate up to four (4) voting representatives for membership on the JOINT DEVELOPMENT COMMITTEE. Membership shall include representation from each party's scientific, clinical development, commercial development, and regulatory affairs departments. In the event that either party decides to appoint less than four (4) representatives, such party shall nevertheless retain four (4) votes on each matter brought before the JOINT DEVELOPMENT COMMITTEE.
At least two (2) representatives from each party shall be present to represent a quorum for voting purposes. In addition, the JOINT DEVELOPMENT COMMITTEE may from time to time include additional non-voting ad-hoc representatives from either party on specific issues as the need arises.

         3.3 The chairman of the JOINT DEVELOPMENT COMMITTEE shall be one of the members of the JOINT DEVELOPMENT COMMITTEE. Chairmanship of the JOINT DEVELOPMENT COMMITTEE shall alternate between an SB member and a TBC member on an annual basis, with a TBC member serving as JOINT DEVELOPMENT COMMITTEE chairman for the first year following the EFFECTIVE DATE. The first meeting of the JOINT DEVELOPMENT COMMITTEE shall occur within thirty (30 days) after the EFFECTIVE DATE. The purpose of the initial meeting shall be to review the current status of the development of PRODUCT in the FIELD in the TERRITORY and to agree on an operational charter which shall set forth the principles and guidelines for the governance of the JOINT DEVELOPMENT COMMITTEE. Thereafter, meetings shall be held once a quarter unless no later than thirty (30) days in advance of any meeting there is a determination by the JOINT DEVELOPMENT COMMITTEE that no new business or other activity has transpired since the previous meeting, and that there is no need for a meeting. In such instance, the next quarterly meeting will be scheduled. The location of such meetings shall alternate between TBC's offices in Houston, Texas and SB's offices in the Philadelphia, Pennsylvania metropolitan area unless otherwise agreed upon between the parties, with the first meeting to be held at TBC's offices. JOINT DEVELOPMENT COMMITTEE meetings may not necessarily be face-to- face meetings but, upon the agreement of both parties, can be via other methods of communication such as teleconferences and/or videoconference. Minutes of each JOINT DEVELOPMENT COMMITTEE meeting will be transcribed and issued by the chairman within thirty (30) days after each meeting and shall be approved as the first order of business at the immediately succeeding JOINT DEVELOPMENT COMMITTEE meeting.

         3.4 Subject to Paragraphs 3.08 and 3.12, the [*] decision of [*] shall be final and binding upon both parties, including all activity related to package inserts and labeling, provided that such [*] and further provided that any disputes which cannot be settled by the JOINT DEVELOPMENT COMMITTEE after good faith attempts shall be referred to [*] for resolution, provided that [*]

         3.5 During the term of the AGREEMENT, TBC shall carry out the remaining preclinical and clinical development of PRODUCT in the TERRITORY for the indications of HIT and HITTS,





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

and the remaining work required for filing of regulatory applications for PRODUCT regulatory approvals for the indications of HIT and HITTS, to the extent necessary to achieve product registration in the TERRITORY for such indications, and [*] All activity carried out by TBC under this Paragraph shall be done in accordance with the recommendations of the JOINT DEVELOPMENT COMMITTEE. TBC will exercise its reasonable efforts and diligence in carrying out its responsibilities under this Paragraph.

         3.6 TBC shall have exclusive financial responsibility for funding all development and product registration work for PRODUCT in the FIELD in the TERRITORY which is related to the indications of HIT and HITTS and which was initiated as of the EFFECTIVE DATE. All out of pocket expenses associated with additional development and product registration work for PRODUCT in the FIELD in the TERRITORY which is related to the indications of HIT and HITTS which is recommended by the JOINT DEVELOPMENT COMMITTEE and which is required for NDA Approval for HIT/HITTS (as defined in Paragraph 4.01(4)) shall be funded by the parties with SB funding sixty percent (60%) and TBC funding forty percent (40%). SB shall provide all [*] funding for Phase IV local post regulatory approval trials except that any Phase IV trials which are requested by the FDA as a condition of NDA Approval (as defined in Paragraph 4.01(4)) shall be considered development and product registration work for PRODUCT "which is required for NDA Approval for HIT/HTTS (as defined in Paragraph 4.01(4))" for purposes of determining the parties relative funding obligations under this Paragraph.

         3.7 TBC warrants and represents that as of the EFFECTIVE DATE, TBC has sufficient monetary resources available to enable it to carry out its funding obligation under Paragraph 3.06. In the event that, due to unforeseen circumstances, TBC becomes aware that it will have significant problems in carrying out its obligations under Paragraph 3.06, it shall [*] In the event that [*] under Paragraph 3.06, [*] In such event, [*]

         3.8 At the successful completion of all studies required by the FDA for Phase II clinical development, the JOINT DEVELOPMENT COMMITTEE shall review all the data to determine if such data [*] In the event that the JOINT DEVELOPMENT COMMTTEE makes a positive determination, it shall give prompt written notice thereof to both TBC and SB. SB shall have [*] after the date it receives such written notice to determine if [*] Notwithstanding Paragraph 3.04, SB shall have unilateral discretion to determine if [*] In the event that SB makes [*] in the TERRITORY, the following shall be applicable. At the time that SB makes such [*] either TBC shall warrant and represent that at such time, TBC has or will have sufficient [*] under Paragraph 3.08 or else the parties shall promptly meet to determine the appropriate distribution of [*] In the event that TBC makes such warranty and representation, all out of pocket expenses related to development and product registration work for PRODUCT in the FIELD in the TERRITORY which is related to the indication of AMI which is required for NDA Approval for AMI (as defined in Paragraph 4.02(4))





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

which is recommended by the JOINT DEVELOPMENT COMMITTEE shall be funded by the parties with SB funding sixty percent (60%) and TBC funding forty percent (40%). SB shall provide all [*] funding for Phase IV local post regulatory approval trials except that any Phase IV trials which are requested by the FDA as a condition of NDA Approval for AMI (as defined in Paragraph 4.02(4)) shall be considered development and product registration work for PRODUCT "which is required for NDA Approval for AMI (as defined in Paragraph 4.02(4))" for purposes of determining the parties relative funding obligations under this Paragraph. All such work which is performed after the EFFECTIVE DATE shall be in accordance with the recommendations of the JOINT DEVELOPMENT COMMITTEE.

         3.9 In the event that SB determines that it wants [*] as outlined in Paragraph 3.08, TBC shall carry out the remaining preclinical and clinical development of PRODUCT in the TERRITORY for the indication of AMI, and the remaining work required for filing of regulatory applications for PRODUCT regulatory approvals for the indication of AMI, to the extent necessary to achieve product registration in the TERRITORY for such indication, and [*] All such activity carried out by TBC under this Paragraph shall be done in accordance with the recommendations of the JOINT DEVELOPMENT COMMITTEE. TBC will exercise its reasonable efforts and diligence in carrying out its responsibilities under this Paragraph.

         3.10 In the event that, [*] it shall promptly notify SB, in writing, and SB, [*] In the event that SB elects to [*] under Paragraph 3.08, in excess of the sixty percent (60%) required under Paragraph 3.08, the parties will .[*]. In such event,[*] required by Paragraph 3.08 shall be [*] provided that, during any calendar year,[*] and further provided that [*].

         3.11 In the event that SB determines that it does not want to participate in the commercialization of PRODUCT in the TERRITORY for AMI as outlined in Paragraph 3.08, TBC shall be free to develop, register, and commercialize PRODUCT in the TERRITORY for the indication of AMI, on their own, at its sole expense, utilizing sales representatives who are employees of TBC, subject to Paragraph 21.01, provided that TBC shall not have the right to [*] further provided that TBC warrants and represents that it will do so in such a manner so as not to [*] and TBC shall [*] and TBC further warrants and represents that it will contractually bind any THIRD PARTY with whom it engages in such development to the same prohibitions. In the event that TBC decides at the time of NDA Acceptance for AMI (as defined in Paragraph 4.02(3) that it wants to offer SB the right to [*] with or without TBC, it shall provide written notice thereof to SB and the following shall be applicable:

                 (a) in the event that SB determines that it wishes to accept such offer:





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                          (i) SB must accept such offer no later than [*] after the date SB receives written notification from TBC of the offer; and

                          (ii)    [*] and

                 (b) in the event that SB elects not to accept such offer, or does not do so within the time period outlined in this Paragraph, TBC shall [*], provided that TBC shall not have the right to [*], further provided that TBC warrants and represents that it will do so in such a manner so as not to [*], and TBC shall [*] and TBC further warrants and represents that it will contractually bind any THIRD PARTY with whom it engages in such development to the same prohibitions.

         3.12 The parties may at any time submit to the JOINT DEVELOPMENT COMMITTEE a proposal to develop PRODUCT for any other indication in the FIELD in addition to HIT/HITTS or AMI. Such proposal shall contain, at a minimum, information supporting the rationale for developing each additional indication of PRODUCT from a scientific, regulatory and commercial standpoint, as well as an estimated developmental critical path and an estimate of the cost of such development. In keeping with the collaborative spirit of this AGREEMENT, all proposals shall be considered by the JOINT DEVELOPMENT COMMITTEE as joint proposals without regard for which entity initiates or "champions" the proposals. The JOINT DEVELOPMENT COMMITTEE shall approve such proposal if (i) it determines that the program has scientific and technical merit and is likely to result in the approval of a new indication(s) and (ii) the commercial return from sales of PRODUCT in the TERRITORY for such new indication can reasonably be expected to offset the cost of development within a reasonable period of time following launch for such new indication of PRODUCT and produce an acceptable return on investment to both parties. If the JOINT DEVELOPMENT COMMITTEE approves a proposal, it shall give prompt written notice thereof to SB and TBC. In the event that the JOINT DEVELOPMENT COMMITTEE approves a proposal, it shall give prompt written notice thereof to both TBC and SB. SB shall have [*] after the date it receives such written notice to [*]. Notwithstanding Paragraph 3.04, SB shall have unilateral discretion to determine if it [*] for such additional indication in the TERRITORY.

         3.13 In the event that SB determines that it wants to [*] as outlined in Paragraph 3.12, the parties shall determine [*] the remaining preclinical and clinical development of PRODUCT in the TERRITORY for the additional indication, and the remaining work required for filing of regulatory applications for PRODUCT regulatory approvals for the additional indication, to the extent necessary to achieve product registration in the TERRITORY for such additional indication. All such activity carried out under this Paragraph shall be done in accordance with the recommendations of the JOINT DEVELOPMENT COMMITTEE. TBC and SB will each exercise its reasonable efforts and diligence in carrying out its respective responsibilities under this Paragraph. At the time that SB





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

makes [*] under Paragraph 3.12, either TBC shall warrant and represent that at such time, TBC has or will have [*] or else the parties shall promptly meet to determine the appropriate [*] as well as an appropriate [*]. In the event that TBC makes such warranty and representation, all out of pocket expenses related to development and product registration work for PRODUCT in the FIELD in the TERRITORY which is related to the additional indication which is recommended by the JOINT DEVELOPMENT COMMITTEE and which is required for FDA approval of an NDA filed by or on behalf of TBC to market PRODUCT for such additional indication in the U.S.A. (including any Phase IV clinical trials which are required by the FDA as a condition of such approval) shall be funded by the parties with SB funding sixty percent (60%) and TBC funding forty percent (40%).

         3.14 In the event that, due to unforeseen circumstances, TBC [*], it shall promptly notify SB, in writing, and SB, at its option, shall have the right to [*], provided that [*]. In the event that SB elects to [*] under Paragraph 3.13, the parties will [*] the remaining development and registration of PRODUCT in the TERRITORY for the additional indication. In such event,[*].

         3.15 In the event that SB determined that it [*] as outlined in Paragraph 3.13, TBC shall [*], provided that TBC shall not have the right to [*], further provided that TBC warrants and represents that it will do so in such a manner so as not to [*] and TBC shall be [*] and TBC further warrants and represents that it will contractually bind any THIRD PARTY with whom it engages in such development to the same prohibitions.

4.       PAYMENTS

         4.1 In consideration for the license and sublicense under PATENTS and KNOW-HOW granted to SB in this AGREEMENT, SB shall pay TBC eight and one half million U.S. dollars (U.S. $8,500,000) within [*] after the EFFECTIVE DATE, and shall make the following milestone payments (in U.S. dollars) to TBC, in the specified amounts, within [*] after the occurrence of the following milestones:

                 (a)      [*]     $        U.S.    [*]
                 (b)      [*]     $        U.S.    [*]

provided that:

                        (1) each such payment shall be made only one time regardless of how many times such milestones are achieved, and no payment shall be owed for a milestone which is not reached;

                        (2)     each such payment shall be [*];





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                          (3)     by the term [*]; and

                          (4)     by the term [*].

         4.2 In consideration for the license and sublicense under PATENTS and KNOW-HOW granted to SB in this AGREEMENT, in the event that [*] in accordance with Paragraph 3.08, SB shall make the following milestone payments (in U.S. dollars) to TBC, in the specified amounts, within [*] after the occurrence of the following milestones:

                 (a)      [*]              $       U.S.     [*]
                 (b)      [*]              $       U.S.     [*]

provided that:

                          (1) each such payment shall be made only one time regardless of how many times such milestones are achieved, and no payment shall be owed for a milestone which is not reached;

                          (2)     each such payment shall be [*];

                          (3)     by the term [*]; and

                          (4)     by the term [*].

         4.3 In further consideration for the license and sublicense under PATENTS granted to SB under the AGREEMENT, SB shall make the following royalty payments to TBC for those NET SALES which are not subject to the payment obligation outlined in Paragraphs 4.05 or 4.07:

                 [*] of annual NET SALES up to and including [*]; and

                 [*] of annual) NET SALES in excess of [*] up to and including [*];

provided that, in each year in which the annual NET SALES are in excess of [*], the royalty payment on [*] NET SALES for such annual period shall be [*] of such NET SALES, and further provided that, for purposes of this Paragraph, achievement of the NET SALES thresholds and payment obligations recited above shall be determined by adding the total annual NET SALES for all indications in the FIELD for which TBC is not copromoting at least [*] of the TARGETED DETAILS for such annual period as determined in accordance with Article 6 in all countries of the TERRITORY where there is (i) [*] or [*], and (ii)[*] of such NET SALES. By the term [*] as used





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

in this Paragraph is meant [*]. By the term [*] is meant that a [*] in the particular country of the TERRITORY which [*] in such country [*]. SB shall give TBC written notice of [*].

         4.4 In further consideration for the license and sublicense under KNOW-HOW granted to SB under the AGREEMENT, royalties on annual NET SALES in those countries of the TERRITORY which are not subject to the royalty obligation outlined in Paragraph 4.03 or the payment obligation outlined in Paragraphs 4.05 or 4.07 shall be calculated separately for each annual period, at [*] the royalty rates outlined in Paragraph 4.03.

         4.5     (a)      If TBC does exercise the copromotion option outlined
         in Article 6 in accordance with Paragraph 6.02, and during a particular YEAR, TBC has performed at least [*] of the AGGREGATE PROJECTED DETAILS of PRODUCT for all indications in the FIELD which the parties are copromoting, then, in lieu of the payments to TBC outlined in Paragraphs 4.03 and 4.04, SB shall pay TBC the following share of NET OPERATING PROFIT for each such indication being copromoted in accordance with Article 6:

                          (i) [*] of all NET OPERATING PROFIT attributable to HIT/HITTS during such YEAR,

                          (ii) [*] of all NET OPERATING PROFIT attributable to AMI during such YEAR up to the AMI BASELINE SALES;

                          (iii) [*] of all NET OPERATING PROFIT attributable to AMI during such YEAR above the AMI BASELINE SALES;

                          (iv) [*] of all NET OPERATING PROFIT attributable to any indication other than HIT/HITTS and AMI up to the OTHER INDICATION BASELINE SALES attributable to such indication;

                          (v) [*] of all NET OPERATING PROFIT attributable to any indication other than HIT/HITTS and AMI above the OTHER INDICATION BASELINE SALES attributable to such indication.

                 (b) if, during any YEAR in which TBC is copromoting PRODUCT as outlined in Article 6, there is a negative NET OPERATING PROFIT for the TERRITORY, for any indication in the FIELD that the parties are copromoting, such negative NET OPERATING PROFIT shall be distributed between the parties in accordance with Paragraphs 4.05(a).

                 (c) If TBC does exercise the copromotion option outlined in Article 6 in accordance with Paragraph 6.02 but, during a particular YEAR, TBC has not performed at





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         least [*] of the AGGREGATE PROJECTED DETAILS of PRODUCT for all indications in the FIELD which the parties are copromoting, then TBC shall not be entitled to any share of the NET OPERATING PROFIT for any NET SALES for any indications which the parties are copromoting, but SB shall pay TBC the royalties on such NET SALES during such particular YEAR outlined in Paragraphs 4.03 or 4.04, whichever is applicable.

                 (d) If TBC commercializes PRODUCT in the TERRITORY for the indication of [*] in accordance with Paragraph 3.11, SB shall pay TBC [*] of all NET SALES in the TERRITORY attributable to [*] during each annual period during the term of the AGREEMENT following TBC's commercial launch of PRODUCT for such indication minus [*] minus [*] minus [*] minus [*] minus [*].

                 (e) If TBC commercializes PRODUCT in the TERRITORY for an indication [*] in accordance with Paragraph 3.15, SB shall pay TBC [*] of all NET SALES in the TERRITORY attributable to such indication during each annual period during the term of the AGREEMENT following TBC's commercial launch of PRODUCT for such indication minus [*] minus [*] minus [*] minus [*].

         4.6 In addition to the payments set forth in Paragraphs 4.01 through 4.05, SB shall purchase from TBC one million U.S. dollars (U.S. $1,000,000) worth of TBC common stock pursuant to the terms and conditions of a separate Common Stock Purchase Agreement to be executed simultaneously herewith upon the closing thereof and, at TBC's option, up to two million U.S. dollars (U.S. $2,000,000) worth of TBC common stock pursuant to such Common Stock Purchase Agreement before the first anniversary of such closing.

         4.7 In the event that TBC elects to copromote PRODUCT with SB in accordance with Paragraph 6.02, and provided that TBC has not irrevocably lost its right to copromote under Paragraph 6.09, then [*] in accordance with Paragraph 12.01(d)(i), SB shall make the following payments (in U.S. dollars) to TBC:

                 (a) [*] of NET SALES for the indications for which TBC copromoted PRODUCT with SB in accordance with Paragraph 6.02 [*];

                 (b) [*] of NET SALES for the indications for which TBC copromoted PRODUCT with SB in accordance with Paragraph 6.02 [*]; and

                 (c) [*] of NET SALES for the indications for which TBC copromoted PRODUCT with SB in accordance with Paragraph 6.02 [*].







__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

Such payments shall be made to TBC in accordance with Paragraph 11.03.

         4.8 In the event that SB wants to continue to employ [*], SB shall pay TBC [*] of annual NET SALES, provided that the royalties set forth in this Paragraph shall be applicable only with respect to those NET SALES for which SB employed [*].

5.       COMPULSORY LICENSE OR MARKETING RIGHTS AND THIRD PARTY ROYALTIES

         5.1 In the event that a governmental agency in any country or territory of the TERRITORY grants or compels TBC to grant license or marketing rights to any THIRD PARTY for PRODUCT in the FIELD, SB shall have the benefit in such country or territory of the terms granted to such THIRD PARTY to the extent that such terms are more favorable to the THIRD PARTY than those of this AGREEMENT.

         5.2     (a)      During the term of this AGREEMENT, the parties, in
         good faith, shall mutually determine if it is necessary to seek a license from, and make royalty or other fee payments to, any THIRD PARTY in order to avoid infringement during the use, sale, offer for sale or importation of PRODUCT in the FIELD anywhere in the TERRITORY, provided that if the parties cannot agree on the need for any such license or the commercial provisions relating to such license, the parties shall endeavor to find a mutually acceptable resolution of this matter, and if the parties cannot determine such a mutually acceptable resolution, the parties shall submit the matter to a mutually acceptable THIRD PARTY expert for a final and binding resolution, the cost of such expert to be equally shared by the parties.

                 (b) If TBC does exercise the copromotion option outlined in Article 6 in accordance with Paragraph 6.02, and during a particular YEAR, TBC has performed at least [*] of the AGGREGATE PROJECTED DETAILS of PRODUCT for all indications in the FIELD which the parties are copromoting, then [*].

                 (c) If TBC does exercise the copromotion option outlined in Article 6 in accordance with Paragraph 6.02, but during a particular YEAR TBC has not performed at [*] of the AGGREGATE PROJECTED DETAILS of PRODUCT for all indications in the FIELD which the parties are copromoting, or if TBC does not exercise the copromotion option outlined in Article 6, then [*], provided that in no event [*].

6.       COMMERCIALIZATION AND COPROMOTION





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         6.1 SB will commercialize PRODUCT in the FIELD in the TERRITORY in accordance with the guidelines of the JOINT MARKETING TEAM as set forth in the provisions of this Article 6. SB will exercise its reasonable efforts and diligence in commercializing PRODUCT in the FIELD in the TERRITORY in accordance with its business, legal, medical and scientific judgment and SB's normal practices and procedures for compounds having similar technical and commercial potential, and all such activity shall be undertaken at SB's expense.

         6.2     (a)      In the event that (i) SB makes a positive election to
         participate in the commercialization of PRODUCT for AMI in the TERRITORY in accordance with either Paragraph 3.08 or Paragraph 3.11, and (ii) NDA Approval for AMI (as defined in Paragraph 4.02(4)) occurs, TBC shall have the right to copromote PRODUCT with SB to the TARGET AUDIENCE in the TERRITORY for HIT/HITTS and for AMI beginning on the later of [*] or the date of [*], provided TBC must notify SB in writing if TBC has elected to copromote PRODUCT with SB for such indications by the later of [*] after [*] or [*]. In the event that [*], in which event TBC's actual right to copromote shall vest on [*], provided that any decision by TBC not to copromote PRODUCT for such indications shall be irrevocable, and TBC's failure to provide affirmative written notification to SB of its election to copromote during the [*] shall irrevocably terminate TBC's right to copromote PRODUCT with SB for such indications. TBC shall not have the right to sublicense this copromotion right to any THIRD PARTY.

                 (b) In the event that (i) SB makes a positive election to participate in the commercialization of PRODUCT for an additional indication in the FIELD in the TERRITORY in accordance with Paragraph 3.12, and (ii) the FDA approves an NDA filed by or on behalf of TBC for marketing PRODUCT for such additional indication in the U.S.A., TBC shall have the right to copromote PRODUCT with SB to the TARGET AUDIENCE in the TERRITORY for such additional indication beginning on the later of [*] or the date the [*] provided TBC must notify SB in writing if TBC has elected to copromote PRODUCT with SB for such additional indication by the later of [*] or [*] after [*]. Any decision by TBC not to copromote PRODUCT for such indication shall be irrevocable, and TBC's failure to provide affirmative written notification to SB of its election to copromote during the notification period outlined in this Paragraph shall irrevocably terminate TBC's right to copromote PRODUCT with SB for such indications. TBC shall not have the right to sublicense this copromotion right to any THIRD PARTY.

         6.3 No later than [*] after the EFFECTIVE DATE, SB and TBC shall assemble a team of appropriate personnel from both SB and TBC (hereinafter "JOINT MARKETING TEAM") to plan the pre-launch, launch, post-launch and ongoing promotional activities for PRODUCT in the FIELD in the TERRITORY. The JOINT MARKETING TEAM shall consist of six (6) members,





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

three (3) of whom shall be appointed by SB and three (3) of whom shall be appointed by TBC. The presence of at least four (4) members, two (2) of whom shall have been selected by each party, shall constitute a quorum for purposes of consideration and action by the JOINT MARKETING TEAM. Each member shall have one vote on all matters, and whenever action is to be taken by vote of the JOINT MARKETING TEAM, it shall be authorized by [*]. Chairmanship of the JOINT MARKETING TEAM shall reside with SB.

         Meetings of the JOINT MARKETING TEAM shall be held on a quarterly basis commencing the quarter in which the filing of the NDA for HIT/HITTS in the U.S.A. occurs, unless the chairman determines, no later than thirty (30) days in advance of any meeting following the initial meeting, that no new business or other activity has transpired since the previous meeting. In such instance, the next quarterly meeting will be scheduled. The location of JOINT MARKETING TEAM meetings shall alternate between SB's offices in the Philadelphia, Pennsylvania metropolitan area and TBC's offices in Houston, Texas, unless otherwise agreed upon between the parties, with the first meeting to be held at SB's offices. JOINT MARKETING TEAM meetings may not necessarily be face-to-face meetings, but upon the agreement of both parties can be via other methods of communication such as teleconferences and/or videoconferences. Minutes of the JOINT MARKETING TEAM shall be transcribed and issued by the chairman within thirty (30) days after each meeting and shall be approved as the first order of business at the immediately succeeding JOINT MARKETING TEAM meeting.

         6.4 In accordance with the standard practices of the time within SB's U.S.A. and Canadian pharmaceuticals division, a PRODUCT STRATEGY PLAN and an ANNUAL TACTICAL PLAN (which shall include plans related to the prelaunch, launch, promotion and sale of PRODUCT to each TARGET AUDIENCE for each indication that SB is promoting) for the U.S.A. and Canada shall be developed by the JOINT MARKETING TEAM for PRODUCT on an annual basis. Such plans shall be developed in conformance with the samples thereof attached hereto in APPENDIX B and APPENDIX C, as such samples may be modified from time to time by SB management in accordance with its normal practices and procedures, and will be presented by the JOINT MARKETING TEAM to appropriate SB management for endorsement. TBC expressly acknowledges that both the form and the content of the samples as well as the actual plans that are developed by the parties are SB's confidential and proprietary information and subject to the confidentiality obligations outlined in Article 8 of this AGREEMENT. The ANNUAL TACTICAL PLAN shall substantially conform to the PRODUCT STRATEGY PLAN. The first PRODUCT STRATEGY PLAN for the U.S.A. shall be completed by the JOINT MARKETING TEAM for presentation to SB management within [*] after the EFFECTIVE DATE. The first PRODUCT STRATEGY PLAN for Canada shall be completed by the JOINT MARKETING TEAM for presentation to SB management in accordance with [*] within SB's Canadian pharmaceuticals division.





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         6.5 The [*] decision of the JOINT MARKETING TEAM shall be final and binding upon both parties, provided that, any disputes which cannot be settled by the JOINT MARKETING TEAM after good faith attempts [*]. Notwithstanding the first sentence of this Paragraph 6.05 and any other provision of this AGREEMENT, and subject to any termination of the AGREEMENT permitted under Article 12, all decisions concerning the following aspects of any PRODUCT promotion in the FIELD in any country of the TERRITORY or copromotion in the FIELD in any country of the TERRITORY shall be subject to final approval by SB management after careful consideration of all commentary on such aspects provided to such management by the JOINT MARKETING TEAM and TBC representatives:

                 (a) the entirety of the content of the PRODUCT STRATEGY PLAN and the ANNUAL TACTICAL PLAN, including the TARGET AUDIENCE(S) for each indication for PRODUCT in the FIELD in the TERRITORY;

                 (b)      any issue related to the promotion or
         commercialization of PRODUCT in the TERRITORY for HIT/HITTS, AMI or any other indication which SB is promoting in the TERRITORY;

                 (c) pricing decisions, including the list selling price to the trade, the terms of sale in the TERRITORY including, without limitation, payment terms, trade relations, discount and rebate programs and contract terms with managed health care customers;

                 (d) content of promotional methods (e.g., detailing, seminars, conferences, etc.) and messages (e.g., advertising text), provided that such approval shall be only with respect to SB's determination of whether or not such methods or messages meet all requisite medical, legal, and regulatory requirements, including those requirements related to issues concerning product liability;

                 (e)      termination of selling and/or promotion by SB;

                 (f) promotional spend and number of DETAILS to be made by SB in support of PRODUCT in the TERRITORY irrespective of whether or not the parties are COPROMOTING PRODUCT in any country of the TERRITORY.

         6.6 Subject to Paragraphs 6.02, 6.03, 6.04, and 6.05, the following principles shall apply to any copromotion of PRODUCT by SB and TBC for which SB has received affirmative notification from TBC in accordance with Paragraph 6.02 hereof:





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                 (a) the JOINT MARKETING TEAM shall determine the TARGET AUDIENCE(S) for each indication for PRODUCT in the FIELD in the TERRITORY, provided that such determination shall be in accordance with the ANNUAL TACTICAL PLAN and the PRODUCT STRATEGY PLAN.

                 (b) the JOINT MARKETING TEAM shall reasonably determine [*] in advance of each calendar year (or partial year for the year in which copromotion of PRODUCT is expected to begin) the aggregate number of DETAILS to be performed by SB sales representatives and TBC sales representatives ("AGGREGATE PROJECTED DETAILS") to each TARGET AUDIENCE during such year in the TERRITORY. Such determination shall be made considering factors including the number of physicians in each TARGET AUDIENCE, their geographic license, the elapsed time since product launch, and the frequency of detailing visits to the TARGET AUDIENCE customary in pharmaceutical sales practice in TERRITORY for products of similar technical and commercial potential as PRODUCT, provided that such determination shall be in accordance with the ANNUAL TACTICAL PLAN and the PRODUCT STRATEGY PLAN.

                 (c) the JOINT MARKETING TEAM shall reasonably determine [*] in advance of each calendar year (or partial year for the year in which copromotion of PRODUCT is expected to begin) the maximum number of TBC sales representatives available during the entirety of such year to perform DETAILS in the TERRITORY;

                 (d) SB shall determine the COPROMOTION EXPENSES for each indication for PRODUCT in the FIELD in the TERRITORY that the parties are copromoting and shall present such determination to the JOINT MARKETING TEAM for endorsement.

                 (e) SB shall determine the AMI BASELINE SALES in the event that SB makes a positive election to participate in the commercialization of PRODUCT for AMI in the TERRITORY in accordance with either Paragraph 3.08 or Paragraph 3.11 in accordance with the following procedure. SB shall present to the JOINT MARKETING TEAM, for its approval, a sales forecast for AMI in the TERRITORY covering [*] post commercial launch for such indication in the TERRITORY, such sales forecast to be based upon the sales which would be achievable by SB without any copromotion for such indication by TBC. This forecast will be the AMI BASELINE SALES and shall be updated [*].

                 (f) SB shall determine the OTHER INDICATION BASELINE SALES in the event that SB makes a positive election to participate in the commercialization of PRODUCT for another indication in the TERRITORY in accordance with Paragraph 3.12 in accordance with the following procedure. SB shall present to the JOINT MARKETING TEAM, for its





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         approval, a sales forecast for OTHER INDICATION in the TERRITORY covering [*] post commercial launch for such indication in the TERRITORY, such sales forecast to be based upon the sales which would be achievable by SB without any copromotion for such indication by TBC. This forecast will be the OTHER INDICATION BASELINE SALES and shall be updated [*].

                 (g) SB shall determine the break out of total NET SALES between all of the indications in the FIELD being marketed by either or both of the parties under this AGREEMENT, such break out to be based on [*]. SB shall present this determination to the JOINT MARKETING TEAM for its endorsement.

                 (h) the JOINT MARKETING TEAM shall determine if the use of the TBC TRADEMARK is appropriate in each country of the TERRITORY. In the event a determination is made that the TBC TRADEMARK is not appropriate for a particular country, the JOINT MARKETING TEAM will select the TBC TRADEMARK ALTERNATE for such country.

         6.7 With respect to indications for which SB and TBC are copromoting in accordance with Article 6, during each YEAR, TBC shall be entitled to perform a guaranteed number of the AGGREGATE PROJECTED DETAILS in the TERRITORY ("TBC's Guaranteed Details"), such number to be equal to [*] of AGGREGATE PROJECTED DETAILS. During each YEAR, SB shall be entitled to perform a guaranteed number of the AGGREGATE PROJECTED DETAILS, such number to be equal to [*] of the AGGREGATE PROJECTED DETAILS ("SB's Guaranteed Details").

         6.8 With respect to indications for which SB and TBC are copromoting in accordance with this Article 6, SB and TBC shall use only promotional materials, promotional samples, advertising and literature provided by SB, and approved by the JOINT MARKETING TEAM, subject to Paragraph 6.05 (hereinafter "SB Items") except that, in the event TBC wants to use its own promotional materials, advertising and/or literature (hereinafter "TBC Items"), all such TBC Items must be approved in advance by the JOINT MARKETING TEAM in accordance with Paragraph 6.05, and TBC shall bear financial responsibility for all such TBC Items. During the period when SB is exclusively promoting PRODUCT in the FIELD in the TERRITORY, all promotional material and literature shall exclusively bear the SB logo with a notation which clearly indicates that such is sold under exclusive license from TBC, to the extent that such notation is not prohibited by law or local regulation. During any period when the parties are copromoting PRODUCT in the FIELD in the TERRITORY, the parties shall be presented and described as jointly DETAILING and promoting in the TERRITORY for the indications in the FIELD for which the parties are copromoting in all written information disseminated to the healthcare community, and all applicable advertising and





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

promotional materials shall bear the logos of all parties, which logos shall, subject to compliance with applicable legal requirements, be prominently displayed in accordance with each party's specifications and be of a similar size to each other on all such materials

         6.9 Following any [*] YEARS in which TBC does not deliver at least [*] of TBC's Guaranteed Details but during which SB has delivered at least,[*] of SB's Guaranteed Details, TBC shall irrevocably lose its right to copromote PRODUCT in the FIELD in the TERRITORY.

         6.10 During the term of the AGREEMENT, whether or not SB and TBC are copromoting PRODUCT in the FIELD in the TERRITORY, SB will book all NET SALES for PRODUCT in the FIELD in each country of the TERRITORY.

         6.11    (a)      SB shall have no responsibility for training TBC's
         professional sales personnel with respect to the promotion and DETAILING of PRODUCT for any indication(s) in the FIELD which TBC commercializes in the TERRITORY on its own in accordance with Paragraph 3.11 and/or Paragraph 3.15. However, at TBC's request, and SB's discretion, SB shall provide training specifically related to the promotion and DETAILING of PRODUCT for the indications in the FIELD which SB is DETAILING in the TERRITORY. SB's direct cost associated with such training activity shall be reimbursed by TBC promptly after receiving an invoice therefor. In no event shall SB provide training with respect to the basics of promotion and DETAILING of pharmaceuticals in general.

                 (b) During the term of the AGREEMENT after TBC has made a positive election to copromote PRODUCT in accordance with Paragraph 6.02, at TBC's request, SB shall train TBC's professional sales personnel with respect to the promotion and DETAILING of PRODUCT for the relevant indication(s) in the FIELD in the TERRITORY and provide advice to TBC in connection with hiring and managing a professional sales force therefor. In no event shall SB provide training with respect to the basics of promotion and DETAILING of pharmaceuticals in general. Such training and consultation shall include, among other things, participation by TBC sales personnel in SB's sales training course at SB headquarters located in the Philadelphia, Pennsylvania metropolitan area, as well as field training, assistance and support, and specific sales training in connection with TBC's copromotion of the PRODUCT in the TERRITORY for HIT/HITTS, AMI, and/or any other indication in the FIELD which will be copromoted by the parties in accordance with Paragraph 6.02. Such sales training for the PRODUCT shall include the provision of sales raining materials. SB will bear any internal costs it occurs in providing such training and advice to TBC, but TBC shall be responsible for paying all room and board for its employees, including all travel expenses, for such training, and shall also be responsible for paying all





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         room and board, including reasonable travel expenses for SB sales training personnel who travel to TBC offices or to other non-SB locations to conduct sales training courses.

7.       PRODUCT SUPPLY

         7.1 SB shall supply, or cause to be supplied all of SB's, it AFFILIATES and its sublicensee's commercial requirements for PRODUCT in the FIELD in the TERRITORY during the term of the AGREEMENT.

         7.2 TBC warrants and represents that it shall provide SB with any reasonable assistance SB requires in establishing and maintaining relationships with THIRD PARTIES for the purposes of supply of PRODUCT under this AGREEMENT.

         7.3 TBC shall use its best efforts to ensure that PRODUCT shall have expiration dating approved by the FDA of no less than [*] as of the date of launch of PRODUCT in the TERRITORY by SB, and to ensure that PRODUCT shall have expiration dating approved by the FDA of no less than [*] as soon as practicable after the date of launch.

         7.4     MANUFACTURING REGULATORY MATTERS

                 (a) TBC shall use its best efforts to maintain all regulatory and governmental permits, licenses and approvals that may be necessary to manufacture and ship PRODUCT to SB.

                 (b) TBC will be responsible for any reporting of matters regarding the manufacture of PRODUCT to the FDA and other relevant regulatory authorities, in accordance with pertinent laws and regulations. TBC shall immediately notify SB of any such matter and promptly furnish complete copies of such reports to SB. SB shall advise TBC of any occurrence or information which arise out of manufacturing activities of PRODUCT by SB or on SB's behalf which have or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences concerning PRODUCT.

                 (c) In the event TBC should become aware of information that may require a recall, field alert, product withdrawal or field correction arising from any defect in any PRODUCT provided under this AGREEMENT, TBC shall immediately notify SB in Writing. In the event that SB decides that a recall, field alert, product withdrawal, or field correction is necessary due to any defect in any PRODUCT, SB will notify TBC.

8.       EXCHANGE OF INFORMATION AND CONFIDENTIALITY





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         8.1 Promptly after the date of this AGREEMENT first written above, TBC shall disclose and supply to SB all KNOW- HOW. Thereafter, TBC shall promptly disclose and supply to SB any further KNOW-HOW which may become known to TBC. SB shall not acquire any ownership rights in such KNOW-HOW by virtue of this AGREEMENT.

         8.2 With respect to ADVERSE EXPERIENCES, the following shall apply:

                 (a) Promptly after the EFFECTIVE DATE, each party shall appraise the other party of the standard operating procedures for the investigation and reporting of ADVERSE EXPERIENCES regarding its products. The parties shall then promptly develop and agree upon procedures for the reporting to each other ADVERSE EXPERIENCES concerning PRODUCT. The parties shall immediately implement such agreed procedures and shall provide each other on a regular basis with any appropriate information which enables the other party to meet its regulatory obligations in the territories in which it is commercializing or developing PRODUCT or which is relevant to the safe use of PRODUCT. The agreed procedures will be reviewed jointly on a regular basis or when there is a change in regulations governing ADVERSE EXPERIENCE reporting.

                 (b) All ADVERSE EXPERIENCE reports and queries for SB should be addressed to its central safety department, i.e., Associate Director, Worldwide Clinical Safety Quality Management, SmithKline Beecham Pharmaceuticals, 1250 S. Collegeville Road, Collegeville, Pennsylvania 19426 (facsimile number (610) 917-4826; telephone number
         (610) 917-5747) and for TBC should be addressed to its central safety department, i.e., Vice President, Regulatory Affairs, Texas Biotechnology Corporation, 7000 Fannin, Houston, Texas 77030, U.S.A. (facsimile number (713) 796-8232; telephone number (713) 796-8822), or such other safety representative as may be designated by SB for SB or by TBC for TBC.

                 (c) TBC will obligate any THIRD PARTY licensees and/or commercial partners (including TBC's licensors for PRODUCT, such as MITSUBISHI or other THIRD PARTY contractual partners to whom ADVERSE EXPERIENCES for PRODUCT may be reported, such as SYNTHELABO or COROMED) to provide ADVERSE EXPERIENCES to SB and to TBC, within the time periods the parties develop under Paragraph 8.02(a).

         8.3 During the term of this AGREEMENT and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this AGREEMENT, TBC and SB shall not use or reveal or disclose to THIRD PARTIES any confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this AGREEMENT without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of investigating, developing, manufacturing or marketing PRODUCT or for securing essential or desirable authorizations, privileges or rights from governmental agencies as provided under this AGREEMENT, or is required to be disclosed to a governmental agency or is necessary to file or prosecute patent applications concerning PRODUCT or to carry out any litigation concerning PRODUCT. This confidentiality obligation shall not apply to such information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a THIRD PARTY having the right to do so, or is subsequently and independently developed by employees of the receiving party or AFFILIATES thereof who had no knowledge of the confidential information disclosed, or is required by law to be disclosed. This confidentiality obligation shall not apply to KNOW-HOW in any country of the TERRITORY in which the payment obligations outlined in Paragraphs 4.03, 4.04, and 4.05(a) have expired. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

         8.4 Nothing herein shall be construed as preventing SB from disclosing any information received from TBC to an AFFILIATE or sublicensee of SB who is necessary for the purposes of enabling SB to fulfill its obligations under this AGREEMENT, provided, in the case of a sublicensee, such sublicensee has undertaken a similar obligation of confidentiality with respect to the confidential information.

         8.5 All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this AGREEMENT based on the insolvency or bankruptcy of such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this AGREEMENT remains the property of the other party and
(ii) of the confidentiality obligations under this AGREEMENT. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this AGREEMENT.

         8.6 No public announcement or other disclosure to THIRD PARTIES concerning the existence of or terms of this AGREEMENT shall be made, either directly or indirectly, by any party to this AGREEMENT, except as may be legally required or as may be required for recording purposes, without first obtaining the written approval of the other party and agreement upon the nature and text of such announcement or disclosure, provided that this requirement shall not be applicable to any public announcement or other disclosure concerning the existence of or terms of this AGREEMENT to the extent that the information in such public announcement or other disclosure was already the subject of a written approval under this provision. In no event shall any public announcement or other disclosure be made prior to the EFFECTIVE DATE. The party desiring to make any such public announcement or other disclosure shall inform the other party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other party with a written copy thereof, in order to allow such other party to comment upon such announcement or disclosure. Each party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this AGREEMENT to the Securities Exchange

Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.

         8.7 Neither party shall submit for written or oral publication any manuscript, abstract or the like which includes data or other information relating to PRODUCT in the FIELD without first obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. The contribution of each party shall be noted in all publications or presentations by acknowledgment or coauthorship, whichever is appropriate.

         8.8 Nothing in this AGREEMENT shall be construed as preventing or in any way inhibiting SB from complying with statutory and regulatory requirements governing the development, manufacture, use and sale or other license of PRODUCT in any manner which it reasonably deems appropriate for purposes of fulfilling its obligations under this AGREEMENT or for complying with such requirements, including, for example, by disclosing to regulatory authorities confidential or other information received from TBC or THIRD PARTIES.

9.       PATENT PROSECUTION AND LITIGATION

         9.1 Each party shall have and retain sole and exclusive title to all inventions, discoveries and KNOW-HOW which are made, conceived, reduced to practice or generated by its employees, agents, or other persons acting under its authority in the course of or as a result of this AGREEMENT. Each party shall own a fifty percent (50%) undivided interest in all such inventions, discoveries and KNOW-HOW made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting under the authority of both parties in the course of or as a result of this AGREEMENT. Except as expressly provided in this AGREEMENT, each joint owner may make, use, sell, keep, license, assign, or mortgage such jointly owned inventions, discoveries and KNOW-HOW, and otherwise undertake all activities a sole owner might undertake with respect to such inventions, discoveries and KNOW-HOW, without the consent of and without accounting to the other joint owner.

         9.2 TBC shall, at its expense, have responsibility for filing, prosecution and maintenance of all PATENTS which it owns in the TERRITORY. TBC shall disclose to SB the complete texts of all PATENTS filed by TBC in the TERRITORY which relate to PRODUCT as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a PATENT anywhere in the TERRITORY. SB shall have the right to review all such pending applications and other proceedings and make recommendations to TBC concerning them and their conduct. TBC agrees to keep SB promptly and fully informed of the course of patent prosecution or other proceedings including by providing SB with copies of substantive communications, search reports and third party observations submitted to or received from patent offices throughout the TERRITORY. SB shall provide such patent consultation to TBC at no cost to TBC. SB shall hold all information disclosed to it under this section as confidential subject to the provisions of Paragraphs 9.03 and 9.04.

         9.3 SB shall have the right to assume responsibility for any PATENT or any part of a PATENT which is owned by TBC which TBC intends to abandon or otherwise cause or allow to be forfeited. TBC shall give SB reasonable written notice prior to abandonment or other forfeiture of any PATENT or any part of a PATENT so as to permit SB to exercise its rights under this Paragraph.

         9.4 In the event of the institution of any suit by a PARTY against TBC, SB or its sublicensees for patent infringement involving the manufacture, use, sale, license or marketing of PRODUCT anywhere in the TERRITORY, the party sued shall promptly notify the other party in writing. SB shall have the right but not the obligation to defend such suit at its own expense. TBC and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

         9.5 In the event that TBC or SB becomes aware of actual or threatened infringement of a PATENT anywhere in the TERRITORY which is owned by TBC, that party shall promptly notify the other party in writing. SB shall have the first right but not the obligation to bring, at its own expense, an infringement action against any THIRD PARTY and to use TBC's name in connection therewith and to name TBC as a party thereto. If SB does not commence a particular infringement action within ninety (90) days of receipt of the notice of infringement, then TBC, after notifying SB in writing, shall be entitled to bring such infringement action at its own expense. The party conducting such action shall have full control over its conduct, including settlement thereof subject to Paragraph 9.09. In any event, TBC and SB shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

         9.6 In any action brought pursuant to Paragraph 9.05, the party bringing the action shall indemnify the other party, its officers, directors, shareholders, employees, agents, successors and assigns from any loss, damage or liability, including for attorney's fees and costs, which may result from claims, counterclaims or crossclaims asserted by a defendant, except to the extent that such losses, damages or liabilities result from the negligence or willful misconduct of the other party.

         9.7 TBC and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be [*].

         9.8 The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning PRODUCT, provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a party pursuant to this Article 9 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

monetary payment or would otherwise adversely affect the other party's rights under this AGREEMENT.

         9.9 SB shall have the right but not the obligation to seek extensions of the terms of PATENTS owned or controlled by TBC. At SB's request, TBC shall either authorize SB to act as TBC's agent for the purpose of making any application for any extensions of the term of any such PATENTS and provide reasonable assistance therefor to SB or shall diligently seek to obtain such extensions, in either event, at TBC's expense.

10.      TRADEMARKS

         10.1 TBC hereby grants to SB an exclusive sublicense, with the right to grant sublicenses in accordance with this Paragraph, to use the TBC TRADEMARK and, an exclusive license, to use, if necessary, the TBC TRADEMARK ALTERNATE, in each country of the TERRITORY for the term of this AGREEMENT in connection with the marketing and promotion of PRODUCT in the FIELD as contemplated in this AGREEMENT, subject to TBC's copromotion option outlined in
Article 6, provided that during the term of SB's payment obligations under Paragraphs 12.01(a), (b), (c) and (d)(i), such sublicense and license shall be royalty-free, but in the event that SB wants to continue to employ such TBC TRADEMARK or TBC TRADEMARK ALTERNATE (whichever is appropriate) for PRODUCT in the FIELD in the TERRITORY after the end of the term of SB's payment obligations under Paragraphs 12.01(a), (b), (c) and (d)(i), SB may do so provided that SB shall pay TBC the payment outlined in Paragraph 4.08. SB shall have the unfettered right to grant sublicenses to any AFFILIATE, but SB's right to grant sublicenses to THIRD PARTIES shall be subject to TBC's prior written consent which shall not be unreasonably withheld.

         10.2 TBC agrees to search, file, register and maintain a registration for the TBC TRADEMARK ALTERNATE in each country of the TERRITORY, and maintain its license to the TBC TRADEMARK, for the term of this AGREEMENT, at TBC's expense, for use with the PRODUCT in the FIELD. In those countries of the TERRITORY where the TBC TRADEMARK is not available for use and registration in connection with the PRODUCT in the FIELD, due to a rejection of the trademark by a government agency, actual or threatened opposition, cancellation or litigation as to use and/or registration of the TBC TRADEMARK by a THIRD PARTY, and/or a decision by the JOINT MARKETING TEAM that use of the TBC TRADEMARK is likely to cause confusion with another's trademark, TBC will provide a TBC TRADEMARK ALTERNATE; and TBC will develop, search, file, register and maintain the TBC TRADEMARK ALTERNATE at TBC's sole expense, provided that the selection of the TBC TRADEMARK ALTERNATE shall be made by the JOINT MARKETING TEAM in accordance with Paragraph 6.06.

         10.3 In those countries where a trademark license must be recorded, TBC will provide and record a separate trademark license for the TBC TRADEMARK and/or TBC TRADEMARK ALTERNATE, at TBC's sole expense.

         10.4 The ownership and all goodwill from the use of the TBC TRADEMARK shall vest in and inure to the benefit of MITSUBISHI which has duly licensed such TBC, TRADEMARK to TBC with the right to grant a sublicense to SB. The ownership and all goodwill from the use of the TBC TRADEMARK ALTERNATE shall vest in and inure to the benefit of TBC.

         10.5 TBC controls the nature and quality of the PRODUCT on which the TBC TRADEMARK and/or TBC TRADEMARK ALTERNATE are used. Therefore, all PRODUCT manufactured by SB, its AFFILIATES, or sublicensees pursuant to this AGREEMENT shall be manufactured according to the specifications agreed to in this AGREEMENT, or as subsequently agreed in writing by the parties and attached to this AGREEMENT.

         10.6 SB shall submit representative promotional materials, packaging, and PRODUCT using the TBC TRADEMARK and/or TBC TRADEMARK ALTERNATE to TBC for TBC's reasonable approval prior to their first use and thereafter prior to implementing any change or addition to the previously approved promotional materials as may be required under applicable law to maintain the validity of any such trademark, provided that if TBC has not responded within four (4) weeks after such submissions, TBC's approval will be deemed to have been received.

         10.7 SB's right to use the TBC TRADEMARK and/or the TBC TRADEMARK ALTERNATE, whichever is applicable, shall terminate in each country of the TERRITORY in which SB's rights to the PRODUCT are terminated in accordance with this AGREEMENT, provided that SB shall have the right to continue to use the TBC TRADEMARK and/or the TBC TRADEMARK ALTERNATE in each country of the TERRITORY after the expiration of SB's payment obligations under Paragraphs
4.03 and 4.04 in each country of the TERRITORY without any further remuneration obligation to TBC, subject to Paragraph 4.08.

         10.8 TBC shall defend, indemnify and hold harmless SB, its AFFILIATES, sublicensees, and their officers, directors, shareholders, employees, successors and assigns from any loss, damage, or liability, including reasonable attorney's fees resulting from any claim, complaint, suit, proceeding or cause of action by a THIRD PARTY against any of them alleging trademark infringement resulting from the use and/or registration of the TBC TRADEMARK and/or TBC TRADEMARK ALTERNATE.

                 (a) TBC shall have no obligation under this Paragraph unless SB (i) gives TBC prompt notice of any claim or lawsuit or other action for which it seeks to be indemnified under this AGREEMENT, (ii) TBC is granted full authority and control over the defense, including settlement, against such claim or law suit or other action, and (iii) SB cooperates fully with TBC and its agents in defense of the claims or law suit or other action;

                 (b) SB shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph utilizing attorneys of its choice, at its own expense, provided however, that TBC shall have full authority and control to handle any such claim, complaint, suit proceeding, or cause of action, including any settlement or other disposition thereof, for which SB seeks indemnification under this Paragraph;

         10.9 In the event that TBC or SB becomes aware of actual or threatened infringement of the TBC TRADEMARK and/or TBC TRADEMARK ALTERNATE anywhere in the TERRITORY, that party shall promptly notify the other party in writing. SB shall have the first right, but not the obligation, to bring, at its own expense, an infringement and/or opposition or cancellation action against any THIRD PARTY and to use TBC's name in connection therewith and to name TBC as a party thereto. If SB does not commence a particular infringement and/or opposition or cancellation action within ninety (90) days of receipt of the notice of infringement, then TBC, after notifying SB in writing, shall have the right, but not the obligation, to bring such infringement and/or opposition or cancellation action at its own expense. The party conducting such action shall have fun control over its conduct, including settlement thereof. In any event, SB and TBC shall assist one another and cooperate in any such litigation or action at the other's request without expense to the requesting party.

         10.10 In any action brought pursuant to Paragraph 10.09, the party bringing the action shall indemnify the other party, its AFFILIATES, sublicensees, and their officers, directors, shareholders, employees, agents, successors and assigns from any loss, damage or liability, including for attorney's fees and costs, which may result from claims, counterclaims or crossclaims asserted by a defendant, except to the extent that such losses, damages or liabilities result from negligence or willful misconduct of the other party.

         10.11 TBC and SB shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any party. Any excess amount shall be [*].

         10.12 The parties shall keep one another informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning TBC TRADEMARK and/or TBC TRADEMARK ALTERNATE, provided however that no settlement or consent judgment or other voluntary final disposition of any suit or proceeding defended or action brought by a party pursuant to Article 10 may be entered into without the consent of the other party if such settlement would require the other party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other party's rights under the AGREEMENT.

11.      STATEMENTS AND REMITTANCES

         11.1    (a)      SB shall keep and require its AFFILIATES and
         sublicensees to keep complete and accurate records of all NET SALES (including the calculation of the notional NET





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         SALES figure, if any, provided in Paragraph 1.24), COST OF GOODS, THIRD PARTY ROYALTIES, COPROMOTION EXPENSES and WORKING CAPITAL DEDUCTION. TBC shall have the right, at TBC's expense, through a certified public accountant or like person reasonably acceptable to SB, to examine such records during regular business hours during the life of this AGREEMENT and for six (6) months after its termination; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) years and provided further that such accountant shall report to TBC only as to the accuracy of the calculation of NET SALES and the payments made to TBC by SB under this AGREEMENT; provided that, in the event that TBC exercises its copromotion right in accordance with Article 6, such accountant shall additionally be permitted to report to TBC as to the accuracy of the calculation of COPROMOTION EXPENSES attributable to SB as a fair and appropriate reflection of SB's selling and promotional expenses for PRODUCT in the FIELD, and as to the accuracy of the calculation of WORKING CAPITAL DEDUCTION, THIRD PARTY ROYALTIES and COST OF GOODS by SB; provided further that, in the event that TBC commercializes any indication of PRODUCT on its own in accordance with Paragraph 3.11 and/or 3.15, such accountant shall additionally be permitted to report to TBC as to the accuracy of the calculation of ADMINISTRATIVE EXPENSES by SB.

                 (b) In the event that TBC exercises its right to copromote in accordance with Article 6, TBC shall keep complete and accurate records of, THIRD PARTY ROYALTIES, and COPROMOTION EXPENSES, and shall submit to SB, within thirty (30) days after the end of each quarter during each YEAR, a report containing an accounting of all of the above, as well as any other information SB reasonably deems necessary regarding such THIRD PARTY ROYALTIES, and COPROMOTION EXPENSES during such quarter. In addition, TBC shall submit to SB, within thirty (30) days of the end of each quarter during each YEAR, a report containing an accounting of all DETAILS by TBC's sales force to the TARGET AUDIENCE in the countries in which TBC has elected to copromote in accordance with Paragraph 6.02, as well as any other information SB reasonably deems necessary regarding such DETAILS performed during the preceding quarter. SB shall have the right, at SB's expense, through a certified public accountant or like person reasonably acceptable to TBC, to examine such records during regular business hours during the life of this AGREEMENT and for six (6) months after its termination; provided, however, that such examination shall not take place more often than once a year and shall not cover such records for more than the preceding two (2) years and provided further that such accountant shall report to SB only (a) as to a determination of the correctness of any report by TBC to SB of the number of DETAILS to the TARGET AUDIENCE performed by TBC under this AGREEMENT; and/or (b) that the calculation of COPROMOTION EXPENSES attributable to TBC are a fair and appropriate reflection of TBC's selling and promotional expenses for PRODUCT in the FIELD for the indications that TBC is copromoting with SB; and/or (c) that the calculation of PARTY ROYALTIES by TBC are fair and appropriate.

         11.2    (a)      If TBC does exercise the copromotion option outlined
         in Article 6, and during a particular YEAR, the JOINT MARKETING TEAM expect TBC to perform, at least [*] of the AGGREGATE PROJECTED DETAILS of PRODUCT during such YEAR for all indications in the FIELD which the parties are copromoting then, within sixty (60) days after the close of each quarter during such YEAR, SB shall deliver to TBC a true accounting of all NET OPERATING PROFIT for each indication for PRODUCT which the parties are copromoting, whether positive or negative, showing on a country by country basis NET SALES (including the calculation of the notional NET SALES figure, if any, provided in Paragraph 1.24), COST OF GOODS, THIRD PARTY ROYALTIES, COPROMOTION EXPENSES and WORKING CAPITAL DEDUCTION, and SB shall, at the same time, pay, as a single payment, that amount which results in TBC receiving the relevant share of NET OPERATING PROFIT, if any, due to TBC in accordance with Paragraph 4.05(a). In the event that there is no NET OPERATING PROFIT during any quarter of a YEAR (i.e., there is a net operating loss), no payment under Paragraph 4.05 shall be due TBC for such quarter, and any loss during such quarter shall be carried forward into each subsequent quarter until a full credit for such loss can be taken against any payments which may be owed to TBC under
         Article 4, provided that such loss shall be distributed between the parties as provided in Paragraph 4.05.

                 (b) If TBC does exercise the copromotion option outlined in Article 6, and during a particular YEAR, TBC has not performed at least [*] of the AGGREGATE PROJECTED DETAILS of PRODUCT for all indications in the FIELD which the parties are copromoting, but SB has made one or more payments under TBC during such YEAR in accordance with Paragraph 11.02(a), then SB shall reconcile the total amount paid to TBC under Paragraph 11.02(a) against what should have been paid to TBC under Paragraphs 4.03 and 4.04, and the total amount of any overpayment resulting from such reconciliation shall be carried forward into each subsequent quarter until a full credit for such overpayment can be taken against any payments which may be owed to TBC under Article 4.

                 (c) If TBC does commercialize any indication of PRODUCT on its own in accordance with Paragraph 3.11 and/or 3.15, SB shall deliver to TBC a true accounting of all NET SALES in the TERRITORY for each relevant indication for PRODUCT showing on a country by country basis NET SALES, COST OF GOODS, THIRD PARTY ROYALTIES paid by SB, ADMINISTRATIVE EXPENSES, and WORKING CAPITAL DEDUCTION, and SB shall, at the same time, pay, as a single payment, the relevant share of NET SALES, if any, due to TBC in accordance with Paragraph 4.05(d) or 4.05(e), as appropriate.

                 (d) In anticipation of TBC's copromotion, SB will provide a NET OPERATING PROFIT statement for each indication of the PRODUCT on a semi-annual basis beginning





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         in the second half of the calendar year 2000 showing NET SALES, COST OF GOODS, THIRD PARTY ROYALTIES, COPROMOTION EXPENSES and WORKING CAPITAL DEDUCTION.

         11.3 Within sixty (60) days after the close of each calendar quarter during the term of this AGREEMENT, SB shall deliver to TBC a true accounting of all PRODUCT sold by SB, its AFFILIATES and its sublicensees in the FIELD in the TERRITORY during such quarter and shall at the same time pay all royalties due under Paragraphs 4.03 and/or 4.04, and/or 4.07. Such accounting shall show sales on a country-by-country basis. In the event that SB continues to employ TBC TRADEMARK or TBC TRADEMARK ALTERNATE (whichever is appropriate) after [*] under Paragraphs 12.01(a), (b), (c) and (d)(i), within sixty (60) days after the close of each calendar quarter after the term of this AGREEMENT, SB shall deliver to TBC a true accounting of all PRODUCT sold by SB, its AFFILIATES and its sublicensees in the FIELD in the countries of the TERRITORY in which either TBC TRADEMARK or TBC TRADEMARK ALTERNATE is employed during such quarter and shall at the same time pay all payments due under Paragraph 4.08. Such accounting shall show sales on a country-by-country basis.

         11.4 Any taxes, levies or other duties paid or required to be withheld by SB on account of monies payable to TBC under this AGREEMENT shall be deducted from the amount of monies otherwise due TBC under this AGREEMENT, provided that TBC and SB shall negotiate in good faith the resolution of any deductions made by SB for withholding taxes, if any, based on the laws of the United Kingdom. SB shall secure and send to TBC proof of any such taxes, levies or other duties withheld and paid by SB or its sublicensees for the benefit of TBC.

         11.5 All calculations by either party under this AGREEMENT shall be calculated in accordance with U. S. Generally Accepted Accounting Procedures
(GAAP). All royalties and other payments due to TBC by SB under this AGREEMENT shall be payable in United States dollars. If governmental regulations prevent remittances from a foreign country with respect to sales made in that country, the obligation of SB to pay royalties or other payments on sales in that country shall be suspended until such remittances are possible. TBC shall have the right, upon giving written notice to SB, to receive payment in that country in local currency.

         11.6 Monetary conversions from the currency of a foreign country, in which PRODUCT is sold into United States dollars shall be calculated at the actual average rates of exchange for the year to date as used by SB in producing its quarterly and annual accounts, as confirmed by SB's auditors.

12.      TERM AND TERMINATION





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         12.1    (a)      Payment obligations under Paragraph 4.03 in each
         country of the TERRITORY shall expire upon the earlier of: (1) the commencement of substantial PARTY competition of PRODUCT in the FIELD in such country (as defined in Paragraph 4.03); (2) the later of (a) expiration of all Pending Patents (as defined in Paragraph 4.03) and all issued, valid and enforceable PATENTS in such country which cover the PRODUCT sold or (b) [*].

                 (b) Payments obligations under Paragraph 4.04 in each country of the TERRITORY shall expire upon the earlier of [*].

                 (c) Expiration of SB's payment obligations to TBC under both Paragraphs 4.03 and 4.04 in a particular country under Paragraph
         12.01 shall not preclude SB from making, having made, using, selling, offering for sale and importing PRODUCT in the FIELD, using KNOW-HOW, and using TBC TRADEMARK or TBC TRADEMARK ALTERNATE, whichever is applicable, in such country without further payments or other remuneration to TBC [*].

                 (d)      (i)     TBC's right to copromote PRODUCT in the FIELD
         in the TERRITORY with SB shall terminate in each country of the TERRITORY upon the earlier of (a) the expiration of all issued, valid and enforceable PATENTS which cover the PRODUCT sold in such country of the TERRITORY;[*].

                 (ii) Payment obligations, if any, under each of Paragraphs 4.05(d), and (e) in each country of the TERRITORY shall terminate upon the expiration or termination of the AGREEMENT.

                 (e) SB's payment obligations under Paragraph 4.05(a) in each country of the TERRITORY shall terminate upon termination of TBC's right to copromote PRODUCT in the FIELD in such country in accordance with Paragraph 12.01(d). Expiration of SB's payment obligations to TBC under Paragraph 4.05(a) in a particular country shall not preclude SB from making, having made, using, selling, offering for sale and importing PRODUCT in the FIELD, using KNOW-HOW, and using TBC TRADEMARK or TBC TRADEMARK ALTERNATE, whichever is applicable, in such country without further payments or other remuneration to TBC [*].


                 (f) SB's payment obligations under Paragraph 4.08 shall expire in each country of the TERRITORY upon the earlier of [*]. Expiration of SB's payment obligations to TBC under Paragraph 4.08 in a particular country shall not preclude SB from making, having





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         made, using, selling, offering for sale and importing PRODUCT in the FIELD, and using KNOW-HOW in such country without further payments or other remuneration to TBC [*]

         12.2    (a)      Unless otherwise terminated, this AGREEMENT shall
         expire in each country of the TERRITORY upon the later of (a) the expiration of SB's payment obligations to TBC under Paragraphs 4.03 and 4.04, (b) the expiration of SB's payment obligations to TBC under Paragraph 4.07, or (c) the expiration of SB's payment obligations to TBC under Paragraph 4.08. Expiration of the AGREEMENT in all countries of the TERRITORY shall effectively terminate the AGREEMENT in its entirety. Expiration of this AGREEMENT in any country of the TERRITORY under this provision shall not preclude SB from continuing to make, have made, use, sell, offer for sale, and import PRODUCT in the FIELD, and use KNOW HOW in such country without further payments or other remuneration to TBC.

                 (b) Unless otherwise terminated, this AGREEMENT shall terminate upon the termination of TBC's right under any THIRD PARTY agreement to grant the licenses outlined in Article 2 under one or more PATENTS in all countries of the TERRITORY. Termination of this AGREEMENT under this Paragraph 12.02(b) shall not preclude SB from continuing to make, have made, use, sell, offer for sale, and import PRODUCT in the FIELD under PATENTS owned or controlled by TBC and use KNOW-HOW owned or controlled by TBC throughout the TERRITORY without further payments or other remuneration to TBC.

         12.3 If either party fails or neglects to perform covenants or provisions of this AGREEMENT and if such default is not corrected within sixty
(60) days after receiving written notice from the other party with respect to such default, such other party shall have the right to terminate this AGREEMENT by giving written notice to the party in default provided the notice of termination is given within six (6) months of the default and prior to correction of the default.

         12.4 SB may terminate this AGREEMENT, on a country by country basis, by giving TBC at least three (3) months prior written notice thereof based on a reasonable determination by SB, using the same standards SB would use in assessing whether or not to continue development and marketing of a product of its own making, that the patent, medical/scientific, technical, regulatory or commercial profile of PRODUCT does not justify continued development or marketing of PRODUCT in such country.

         12.5 TBC may convert the license granted to SB under Article 2 to a non-exclusive license in a particular country of the TERRITORY by giving SB at least [*] written notice thereof in the event that SB fails to commercialize PRODUCT in such country for HIT/HITTS within [*] after





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

NDA Approval for HIT/HITTS as defined in Paragraph 4.01(4) (or its equivalent in the particular country).

         12.6 Either party may terminate this AGREEMENT if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

         12.7 Notwithstanding the bankruptcy of TBC, or the impairment of performance by TBC of its obligations under this AGREEMENT as a result of bankruptcy or insolvency of TBC, SB shall be entitled to retain the license rights and licenses granted herein, subject to TBC's rights to terminate this AGREEMENT for reasons other than bankruptcy or insolvency as expressly provided in this AGREEMENT.

         12.8 All license rights and licenses granted under or pursuant to this AGREEMENT by TBC to SB are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. TBC agrees that SB as a licensee of such rights under this AGREEMENT, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by SB of its preexisting obligations under this AGREEMENT. TBC further agrees that, in the event of the commencement of a bankruptcy proceeding by or against TBC under the U.S. Bankruptcy Code, SB shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to SB (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by SB, unless TBC elects to continue to perform all of its obligations under this AGREEMENT, or (b) if not delivered under (a) above, upon the rejection of this AGREEMENT by or on behalf of TBC upon written request therefor by SB, provided, however, that upon TBC's (or its successor's) written notification to SB that it is again willing and able to perform all of its obligations under this AGREEMENT, SB shall promptly return all such tangible materials to TBC, but only to the extent that SB does not require continued access to such materials to enable SB to perform its obligations under this AGREEMENT.

13.      RIGHTS AND DUTIES UPON TERMINATION

         13.1 Upon termination of this AGREEMENT, TBC shall have the right to retain any sums already paid by SB hereunder, and SB and TBC shall each pay all sums accrued hereunder which are then due.

         13.2 Upon termination of this AGREEMENT in its entirety or with respect to any PRODUCT in any country under Paragraphs 12.03, 12.04, or 12.05, SB shall notify TBC of the amount of PRODUCT SB and its sublicensees then have on hand. SB and its sublicensees shall thereupon be permitted to sell that amount of PRODUCT provided that SB shall pay the royalties or other payments thereon at the time herein provided for.

         13.3 Termination of this AGREEMENT shall terminate all outstanding obligations and liabilities between the parties arising from this AGREEMENT except those described in Paragraphs 4.08, 5.02(b), 5.02(c), 7.03, 7.04(b), 7.04(c), 8.02, 8.03, 8.04, 8.05, 8.06, 8.07, 8.08, 9.01, 9.04, 9.07, 9.08,
10.08, 10.11, 11.04, 11.05, 11.06, 14.01, 14.02, 14.03, 14.04, 14.05, 14.06,
14.07, 14.08, 14.09, and Articles 16 through 25. In addition, any other provision required to interpret and enforce the parties' rights and obligations under this AGREEMENT shall also survive, but only to the extent required for the full observation and performance of this AGREEMENT.

         13.4 Termination of the AGREEMENT in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.

14.      WARRANTIES, REPRESENTATIONS, AND INDEMNIFICATIONS

         14.1 TBC warrants that it owns the entire right, title and interest in, or otherwise has the right to grant the license rights outlined in Article 2 under PATENTS and KNOW-HOW, and has the right to enter into this AGREEMENT. TBC further warrants that there is nothing in any THIRD PARTY agreement TBC has entered into as after the EFFECTIVE DATE which, in any way, will limit TBC's ability to perform all of the obligations undertaken by TBC hereunder. TBC further warrants that it will not encumber, with liens, mortgages, security interests or otherwise, all such PATENTS and KNOW- HOW. TBC further warrants and represents that GENENTECH has assigned to TBC the Genentech Argatroban IND (as defined in the April 30, 1997 Assignment Agreement between TBC, GENENTECH, and MITSUBISHI, and that TBC has a complete copy of all Genentech Knowhow (as defined in such April 30, 1997 Agreement).

         14.2 TBC warrants that it has disclosed to SB the complete texts of all PATENTS as of the EFFECTIVE DATE as well as all information received by TBC as of the EFFECTIVE DATE concerning the institution or possible institution of any interference, opposition, reexamination, reissue, revocation, nullification or any official proceeding involving a PATENT anywhere in the TERRITORY. TBC hereby represents that it has no present knowledge from which it can be inferred that PATENTS are invalid or unenforceable or that their exercise would infringe valid patent rights of THIRD PARTIES. A holding of invalidity or unenforceability of any PATENT, from which no further appeal is or can be taken, shall not affect any obligation already accrued hereunder, except as otherwise provided by Paragraph 4.04.

         14.3 TBC acknowledges that, in entering into this AGREEMENT, SB has relied upon information supplied by TBC and information which TBC has caused to be supplied to SB by TBC's agents and/or representatives, pursuant to that certain Confidentiality AGREEMENT dated October 23, 1996, between the parties, (all of such information being hereinafter referred to collectively as "Product Information") and TBC warrants and represents that the Product Information is timely and accurate in all material respects. TBC further warrants and represents that it has not, up through and including the EFFECTIVE DATE, omitted to furnish SB with any information available to TBC concerning PRODUCT or the transactions contemplated by this AGREEMENT, which could be material to SB's decision to enter into this AGREEMENT and to undertake the commitments and obligations set forth herein.

         14.4 TBC warrants and represents that it has no present knowledge of the existence of any preclinical or clinical data or information concerning PRODUCT which TBC has not disclosed to SB as of the EFFECTIVE DATE which could materially influence SB's decision to enter into this AGREEMENT.

         14.5    TBC warrants and represents that it:

                 (a) has received all necessary consents and waivers, in writing, which TBC requires from MITSUBISHI, SYNTHELABO, COROMED, and/or any other THIRD PARTY by virtue of the licenses granted to SB under this AGREEMENT, including, but not limited to, (i) any consent required from MITSUBISHI and/or GENENTECH to grant the licenses under
         Article 2 until the expiration of the PATENTS, and (ii) any waiver required under Paragraph 2.3 of the May 27, 1993 agreement between GENENTECH and TBC;

                 (b) shall pay all royalties or other sums and other payments which TBC may owe to MITSUBISHI, SYNTHELABO, COROMED, and any other THIRD PARTY by virtue of this AGREEMENT, and shall perform and observe all of the other obligations outlined in all present and future agreements between TBC and GENENTECH, MITSUBISHI, SYNTHELABO, COROMED, and any other THIRD PARTY which are in any way related to TBC's ability to grant the rights granted to SB under this AGREEMENT or to TBC's ability to perform its obligations to SB under this AGREEMENT; and

                 (c) In the event that TBC receives notice from any such THIRD PARTY that TBC has committed a breach of its obligations under any such agreement, or if TBC anticipates such breach, such as may give rise to a right by such THIRD PARTY to terminate or otherwise diminish TBC's rights to PATENTS and/or KNOW-HOW and/or otherwise diminish TBC's ability to perform its obligations to SB under this AGREEMENT, TBC shall immediately notify SB of such situation, and TBC shall promptly cure such breach. However, if TBC is unable to cure such breach, TBC shall, to the extent possible, permit SB to cure such breach and to negotiate directly with such THIRD PARTY.

         14.6 SB shall defend, indemnify and hold harmless TBC and its AFFILIATES and sublicensees and their officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against all claims, complaints, or lawsuits for damages (hereinafter collectively referred to as 'Claim') that arise as a result of personal injury or death that is alleged to have been caused by any act or omission by SB or its AFFILIATES or sublicensees or their officers, directors, shareholders, employees, agents, representatives, successors or assigns in connection with (i) SB's promotional efforts for PRODUCT which is dispensed, utilized, ingested, and/or administered in the TERRITORY, or (ii) a manufacturing defect, provided:

   (a)      SB shall not be obligated under this Paragraph to the extent that

                          (i)     the injury was the result of the
                 nonperformance, failure to act, or performance by TBC or anyone acting on behalf of TBC, including its AFFILIATES and sublicensees and their officers, directors, shareholders, employees, successors and assigns, including, but not limited to, negligence, malfeasance or willful misconduct, or

                          (ii) the injury was the result of any product design defect (other than a manufacturing defect), or failure to warn claim based on the labeling of the PRODUCT or based on TBC's promotional efforts for PRODUCT under this AGREEMENT;

                          (iii) the injury was the result of a breach of any warranty or representation, whether express or implied, made by TBC under this Agreement;

                          (iv) the injury was the result of an alleged material release or threat of release of a hazardous substance at either: (a) the place of manufacture of PRODUCT by a THIRD PARTY, or (b) the place at which any waste, including but not limited to any hazardous waste, generated at the time of manufacture of PRODUCT by a THIRD PARTY has been treated, stored or disposed.

                 (b) SB's obligation under this Paragraph with respect to manufacturing defects arising from the manufacture of PRODUCT by a THIRD PARTY shall be limited to the amount that SB is actually indemnified for any such Claim by any THIRD PARTY.

                 (c) SB shall have no obligation under this Paragraph unless TBC

                          (i) gives SB written notice within thirty (30) days of any Claim or lawsuit or other action for which it seeks to be indemnified under this Agreement,

                          (ii) SB is granted full authority and control over the defense, including settlement, against such Claim or lawsuit or other action, and

                          (iii) TBC cooperates fully with SB and its agents in defense of the Claims or lawsuit or other action; and

                 (d) TBC shall have the right to participate in the defense of any such Claim complaint, suit, proceeding or cause of action referred to in this Paragraph utilizing attorneys of its choice, at its own expense, provided, however, that SB shall have full authority and control to handle any such Claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which TBC seeks indemnification under this Paragraph.

         14.7 TBC shall defend, indemnify and hold harmless SB, its AFFILIATES and sublicensees and their officers, directors, shareholders, employees, agents, representatives, successors and assigns from and against all claims, complaints, or lawsuits for damages that arise as a result of personal injury or death that is alleged to have been caused by any act or omission by TBC or its AFFILIATES, sublicensees, or their officers, directors, shareholders, employees, agents, representatives, successors or assigns in connection with any PRODUCT which is dispensed, utilized, ingested, and/or administered in the TERRITORY, provided that:

                 (a) the injury was the result of any product design defect (other than a manufacturing defect), or a failure to warn claim based on the labeling of the PRODUCT or TBC's promotional efforts for PRODUCT under this AGREEMENT, or the non-performance, failure to act, or performance by any employee or agent of TBC or anyone acting on behalf of TBC, including its AFFILIATES, sublicensees, or their officers, directors, shareholders, employees, successors and assigns, including, but not limited to, negligence, malfeasance or willful misconduct, or

                 (b) the injury was the result of a material breach of any warranty or representation, whether express or implied, made by TBC under this Agreement.

                 (c) TBC shall not be obligated under this Paragraph if the injury, was the result of the negligence or willful misconduct of any employee or agent of SB or anyone acting on behalf of SB, including its AFFILIATES, sublicensees, and their officers, directors, shareholders, employees, agents, representatives, successors and assigns.

                 (d) TBC shall have no obligation under this Paragraph unless SB

                          (i) gives TBC written notice within thirty (30) days of any claim or lawsuit or other action for which it seeks to be indemnified under this Agreement,

                          (ii) TBC is granted full authority and control over the defense, including settlement, against such claim or lawsuit or other action, and

                          (iii) SB cooperates fully with TBC and its agents in defense of the claims or lawsuit or other action; and

                 (e) SB shall have the right to participate in the defense of any such claim, complaint, suit, proceeding or cause of action referred to in this Paragraph utilizing attorneys of its choice, at its own expense, provided, however, that TBC shall have full authority and control to handle any such claim, complaint, suit, proceeding or cause of action, including any settlement or other disposition thereof, for which SB seeks indemnification under this Paragraph.

         14.8 Notwithstanding the provisions of Paragraphs 14.06 and 14.07, above, SB and TBC agree and understand that, in the event of a claim, complaint, suit, proceeding or cause of action brought against one party containing allegations of liability based on activities for which such party was responsible, such party shall control and bear financial responsibility for its own defense; unless the other party agrees to control and bear financial responsibility of such defense.

         14.9 Immediately upon the launch of PRODUCT in the TERRITORY by SB, its AFFILIATES or its sublicensees, and for a period of five (5) years after the expiration of this Agreement or the earlier termination thereof, each party shall obtain and/or maintain, respectively, at its sole cost and expense, product liability insurance in amounts, respectively, which are reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities at the respective place of business of each party. Such product liability insurance shall insure against all liability, including personal injury, physical injury, or property damage arising out of the manufacture, sale, distribution, or marketing of PRODUCT in the TERRITORY. Each party shall provide written proof of the existence of such insurance to the other party upon request. Notwithstanding the foregoing, TBC shall always maintain product liability insurance with a minimum of [*] per occurrence (or claim) and annual aggregate limit of liability.

15.      FORCE MAJEURE

         15.1 If the performance of any part of this AGREEMENT by either party, or of any obligation under this AGREEMENT, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

         of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this AGREEMENT may be required in order to arrive at an equitable solution.

16.      GOVERNING LAW

         16.1 This AGREEMENT shall be deemed to have been made in the State of New York and its form, execution, validity, construction and effect shall be determined in accordance with the laws of the State of New York, U.S.A.

17.      WAIVER OF BREACH

         17.1 The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

18.      SEPARABILITY

         18.1 In the event any portion of this AGREEMENT shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

         18.2 If any of the terms or provisions of this AGREEMENT are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

         18.3 In the event that the terms and conditions of this AGREEMENT are materially altered as a result of Paragraphs 18.01 or 18.02, the parties will renegotiate the terms and conditions of this AGREEMENT to resolve any inequities.

19.      ENTIRE AGREEMENT

         19.1 This AGREEMENT, entered into as of the EFFECTIVE DATE, and the agreement between MITSUBISHI, TBC, and SB made as of the first date written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this AGREEMENT shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this AGREEMENT by written instruments specifically referring to and executed in the same manner as this AGREEMENT.

20.      NOTICES

         20.1 Any notice, request, approval or other document required or permitted to be given under this AGREEMENT shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service, postage prepaid, or sent by certified or registered mail, return receipt requested, or by facsimile transmission, to the following addresses of the parties (or to such other address or addresses as may be specified from time to time in a written notice). Any notices given pursuant to this AGREEMENT shall be deemed to have been given and delivered upon the earlier of (i) if sent by overnight courier service, on the date when received at the address set forth below as proven by a written receipt from the delivery service verifying delivery, or (ii) if sent by certified or registered mail, three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) if sent by facsimile transmission, on the day when sent by facsimile as confirmed by automatic transmission report coupled with certified or registered mail or overnight courier service receipt proving delivery, or (iv) if delivered in person, on the date of delivery to the address set forth below as proven by written signature of the recipient.

                 TBC

                 Texas Biotechnology Corporation
                 7000 Fannin
                 Houston, Texas 77030
                 Attention:  President & Chief Executive Officer

                 SB

                 SmithKline Beecham plc
                 New Horizons Court
                 Brentford, Middlesex TW8 9EP
                 England.
                 Attention:  Senior Vice President and Director Business
                             Development

                 copy to:

                 SmithKline Beecham Corporation
                 One Franklin Plaza (Mail Code FP2225)
                 P.O. Box 7929
                 Philadelphia, Pennsylvania 19101, U.S.A.
                 Attention:  Corporate Law-U.S.

21.      ASSIGNMENT

         21.1 This AGREEMENT and the license right and licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties, provided that it is understood that no successor in interest to TBC shall acquire the benefit of any marketing right or copromotion right to PRODUCT granted to TBC under this AGREEMENT without the prior written consent of SB [*] In the event that there is a successor in interest to TBC [*] the copromotion right outlined in Article 6 shall terminate effective upon the date of succession of interest in TBC, but the rest of the terms and conditions of this AGREEMENT shall survive. Neither this AGREEMENT nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, that either party may assign this AGREEMENT or any part of its rights and obligations hereunder to any AFFILIATE of such party or to any corporation with which such party may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this AGREEMENT relates, without obtaining the consent of the other party, provided that TBC's right to assignment shall be subject to the first sentence of this Paragraph.

22.      RECORDING

         22.1 SB and TBC shall have the right, at any time, to record, register, or otherwise notify this AGREEMENT in appropriate governmental or regulatory offices anywhere in the TERRITORY, and each party shall provide reasonable assistance to the other party in effecting such recording, registering or notifying.

23.      NO PARTNERSHIP OR JOINT VENTURE

         23.1 This AGREEMENT shall not be deemed to establish a joint venture or partnership between SB and TBC.

24.      EXECUTION IN COUNTERPARTS

         24.1 This AGREEMENT may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

25.      DISPUTE RESOLUTION

         25.1 Any dispute, controversy or claim arising out of or relating to this AGREEMENT (hereinafter collectively referred to as "Dispute") shall be attempted to be settled by the parties, in good faith, by submitting each such Dispute to appropriate senior management representatives of each party in an effort to effect a mutually acceptable resolution thereof.

         25.2 In the event no mutually acceptable resolution of such Dispute is achieved in accordance with Paragraph 25.01 within a reasonable period of time, any dispute, controversy or claim that arises under, out of, or in connection with, or relating to this AGREEMENT, or any breach, termination or alleged invalidity of this AGREEMENT, shall be resolved by binding





__________________________________

           [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

arbitration in New York, New York in accordance with the then existent Arbitration Rules of the American Arbitration Association. The decision of the Arbitration Tribunal in any such arbitration shall be final and not appealable, and shall be enforceable in any court of competent jurisdiction. No punitive damages will be recoverable by either party in such a proceeding. The PARTIES agree that the service of any notice in the course of such arbitration proceeding at their respective addresses as provided for in Paragraph 20.01 below shall be valid and sufficient.

         The appointing authority shall be the American Arbitration Association. Unless agreed otherwise by the PARTIES, in any arbitration proceeding hereunder, there shall be three (3) arbitrators. Each party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall, by mutual agreement, appoint the third arbitrator, who shall be the chairman of the Arbitration Tribunal. In the event that any party fails to appoint an arbitrator within one (1) month after the commencement of the arbitration proceeding, such arbitrator shall, at the written request of the party requesting the arbitration, be appointed by the then-President or presiding officer of the American Arbitration Association in accordance with its then-existing rules of appointment. The decision of a majority of the arbitrators shall be final and binding on the PARTIES, each arbitrator having one vote.

         25.3 In any arbitration proceeding, the rights of the parties shall be determined according to the governing law set forth in Paragraph 16.01, and the arbitrators shall apply such law.


         IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this AGREEMENT as of the date first written above.

                            SMITHKLINE BEECHAM plc



                            By:       /s/ A. Karabelas
                               ----------------------------------------------
                            Name:         A. Karabelas
                                 --------------------------------------------
                            Title:        Executive Vice President
                                  -------------------------------------------



                            TEXAS BIOTECHNOLOGY CORPORATION



                            By:       /s/ David B. McWilliams
                               ----------------------------------------------
                            Name:         David B. McWilliams
                                 --------------------------------------------
                            Title:        President
                                  -------------------------------------------

                DEVELOPMENT, LICENSE, AND COPROMOTION AGREEMENT
             SMITHKLINE BEECHAM PLC-TEXAS BIOTECHNOLOGY CORPORATION
                                   APPENDIX A
                                    PATENTS


------------------------------------------------------------------------------------------------------------------
                             Patent
                              App.        Patent       Date of       Date of
 Country       Assignee       No.       Grant No.       Grant      Expiration           Subject Matter
------------------------------------------------------------------------------------------------------------------

 USA         Mitsubishi                 5,214,952                  05/25/2010    pharm. comp for injection
                                                                                 comprising argatroban in
                                                                                 ethanol, water, and sac-
                                                                                 charide solvent

------------------------------------------------------------------------------------------------------------------
 Canada                                                                          same as above
------------------------------------------------------------------------------------------------------------------
 USA         Mitsubishi                 5,141,947                  08/25/2009    fibrinolysis-enhancing
                                                                                 com-position comprising
                                                                                 plas-minogen activator in
                                                                                 com-bination with argatroban

------------------------------------------------------------------------------------------------------------------
             Genentech

------------------------------------------------------------------------------------------------------------------
             TBC
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


                DEVELOPMENT, LICENSE, AND COPROMOTION AGREEMENT
             SMITHKLINE BEECHAM PLC-TEXAS BIOTECHNOLOGY CORPORATION
                                   APPENDIX B
                             PRODUCT STRATEGY PLAN


                                       [*]

   [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.

                DEVELOPMENT, LICENSE, AND COPROMOTION AGREEMENT
             SMITHKLINE BEECHAM PLC-TEXAS BIOTECHNOLOGY CORPORATION
                                   APPENDIX B
                                  (CONTINUED)



                DEVELOPMENT, LICENSE, AND COPROMOTION AGREEMENT
             SMITHKLINE BEECHAM PLC-TEXAS BIOTECHNOLOGY CORPORATION
                                   APPENDIX C
                              ANNUAL TACTICAL PLAN


                                       [*]

   [*] This information has been omitted in reliance on Rule 24B-2 under the Securities Exchange Act of 1934, and has been filed separately with the Securities and Exchange Commission.